Exhibit 99.1

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. […***…] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION

RESEARCH AND LICENSE AGREEMENT

Between

ZYMEWORKS INC.

and

LEO PHARMA A/S
October 23, 2018

CONFIDENTIAL

TABLE OF CONTENTS
Section	Page

1.	DEFINITIONS AND INTERPRETATIONS		2
2.	GRANT OF LICENSES		13
	2.1	Licenses and Rights to LEO	13
	2.2	Licenses and Rights to Zymeworks	14
	2.3	No Implied Licenses	15
3.	RESEARCH PROGRAM AND DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS		15
	3.1	Research Program	15
	3.2	Records and Reports	16
	3.3	Development and Commercialization by the Parties	17
	3.4	Research Sequence Pairs; Collaboration Sequence Pair Selection.	18
	3.5	[...***...][1] Collaboration Sequence Pair	19
	3.6	Gatekeeping	19
	3.7	Secondary Collaboration Sequence Pair Selection	19
4.	GOVERNANCE		20
	4.1	Research Program Leader and Alliance Manager	20
	4.2	Joint Steering Committee	20
	4.3	JSC Meetings	20
	4.4	JSC Functions	21
	4.5	JSC Disputes	21
5.	FINANCIAL PROVISION		22
	5.1	Upfront Fee	22
	5.2	Research Program Costs	22
	5.3	[...***...][2] Fees	22
	5.4	Milestones Payable by LEO.	22
	5.5	Milestones Payable by Zymeworks	24
	5.6	Royalties Payable by LEO	24
	5.7	Royalties Payable by Zymeworks	27
6.	REPORTS AND PAYMENT TERMS		27
	6.1	Payment Terms	27
	6.2	Payment Currency / Exchange Rate	28
	6.3	Taxes	28
	6.4	Records and Audit Rights	29
7.	INTELLECTUAL PROPERTY RIGHTS		29
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[1]	Competitive Information – Discovery Information.
[2]	Competitive Information – Financial Provisions.
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CONFIDENTIAL

	7.1	Ownership of Inventions	29
	7.2	Patent Prosecution and Maintenance	31
	7.3	Enforcement and Defense	33
8.	CONFIDENTIALITY		35
	8.1	Duty of Confidence	35
	8.2	Exceptions	35
	8.3	Authorized Disclosures	36
9.	PUBLICATIONS AND PUBLICITY		36
	9.1	Publications	36
	9.2	Publicity	37
10.	TERM AND TERMINATION		38
	10.1	Term	38
	10.2	Termination for Convenience	38
	10.3	Termination for Patent Challenge	39
	10.4	Termination for Cause.	40
11.	EFFECTS OF TERMINATION		41
	11.1	Termination of Agreement	41
	11.2	Survival	41
	11.3	Damages; Relief	41
12.	REPRESENTATIONS AND WARRANTIES		41
	12.1	Representations and Warranties by Each Party	41
	12.2	Representations and Warranties by Zymeworks	42
	12.3	Representations and Warranties by LEO	42
	12.4	Limitation	43
	12.5	No Other Warranties	43
13.	INDEMNIFICATION AND LIABILITY		43
	13.1	Indemnification by Zymeworks	43
	13.2	Indemnification by LEO	43
	13.3	Indemnification Procedure	44
	13.4	Special, Indirect and Other Losses	44
	13.5	Insurance	44
14.	GENERAL PROVISIONS		45
	14.1	Assignment	45
	14.2	Extension to Affiliates	45
	14.3	Severability	45
	14.4	Governing Law; English Language	45
	14.5	Dispute Resolution	45
	14.6	Force Majeure	46
	14.7	Waivers and Amendments	47
	14.8	Relationship of the Parties	47

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CONFIDENTIAL

14.9	Notices	47
14.10	Further Assurances	48
14.11	Compliance with Law	48
14.12	No Third Party Beneficiary Rights	48
14.13	Entire Agreement	49
14.14	Counterparts	49
14.15	Expenses	49
14.16	Binding Effect	49
14.17	Construction	49
14.18	Cumulative Remedies	49
14.19	Export	49
14.20	Notification and Approval	49

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CONFIDENTIAL

RESEARCH AND LICENSE AGREEMENT
THIS RESEARCH AND LICENSE AGREEMENT (the “Agreement”), effective as of October 23, 2018 (the “Effective Date”), by and between LEO Pharma A/S, a corporation organized and existing under the laws of Denmark, with its principal business office located at Industriparken 55, 2750 Ballerup, Denmark (“LEO”) and ZYMEWORKS INC., a corporation organized and existing under the laws of British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”).  Zymeworks and LEO are each referred to, individually, as a “Party” and, together, as the “Parties.”
BACKGROUND
A.  Zymeworks has a proprietary [...***...] heterodimerization platform, which is known as the Azymetric™ platform, a proprietary [...***...] platform, known as the EFECT™ [...***...] platform, and certain other antibody discovery and development capabilities. 3
B.  LEO is a pharmaceutical company that possesses expertise in the research, regulation, development, manufacturing and commercialization of pharmaceutical products on a worldwide basis.
C.  LEO and Zymeworks desire to enter into this Agreement under which the Parties will utilize such platforms to generate and develop certain Antibodies (as defined below).
D.  LEO desires to acquire the resulting Acquired Antibody(ies) (as defined below) and obtain certain licenses under certain intellectual property controlled by Zymeworks related thereto to develop and commercialize products incorporating such Acquired Antibody(ies) in the field of dermatology, and Zymeworks is willing to grant such rights.
E.  Zymeworks desires to obtain certain licenses under certain intellectual property controlled by Leo to develop and commercialize certain products outside of the field of dermatology, and Leo is willing to grant such rights, all on the terms and conditions as set forth below.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows:

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[3]	Competitive Information – Technical Information.

CONFIDENTIAL

1. DEFINITIONS AND INTERPRETATIONS
Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 and elsewhere in this Agreement, whether used in the singular or plural, shall have the meanings specified.
1.1 “Acquiring Entity” means a Third Party that merges or consolidates with or acquires Zymeworks, or to which Zymeworks transfers all or substantially all of its assets to which this Agreement pertains.
1.2 “Acquired Antibody” means any Program Antibody derived and generated from a [...***...]. 4
1.3 “Affiliate” means with respect to either Party, any Person controlling, controlled by or under common control with such Party, for so long as such control exists.  For purposes of this Section 1.3 only, “control” means (i) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity or (ii) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
1.4 “Annual Net Sales” means, with respect to a particular Product and Calendar Year, all LEO Net Sales of such Product during such Calendar Year.
1.5 “Antibody” means an antibody or an antibody analogue, generated through the application of the Zymeworks Platform, that contains independent binding sites Directed To one or more Targets.
1.6 “Applicable Laws” means all federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder.
1.7 “BLA” means a Biologics License Application filed pursuant to the requirements of the FDA under Section 351(k) of the Public Health Service Act (42 U.S.C. §§ 262 et seq.) and 12 C.F.R., Section 601.2, to obtain regulatory approval for a Product in the United States, or the equivalent application or filing in another country (as applicable).
1.8 “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in either New York, New York, U.S.A. or Denmark are authorized or required by Applicable Law to remain closed.
1.9 “Calendar Quarter” means any respective period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of any Calendar Year.

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CONFIDENTIAL

1.10 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.
1.11 “Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, or any post-approval human clinical trial, as applicable.
1.12 “Combination Product” means (a) with respect to a Product, a Product that contains one or more active agents that are not Acquired Antibodies (e.g., one or more antibodies that are not Acquired Antibodies and/or one or more active pharmaceutical or biologic ingredients) in addition to an Acquired Antibody; and (b) with respect to a Zymeworks Product, a Zymeworks Product that contains one or more active agents that are not Zymeworks Antibodies (e.g., one or more antibodies that are not Zymeworks Antibodies and/or one or more active pharmaceutical or biologic ingredients) in addition to the Zymeworks Antibody.
1.13 “Confidential Information” means all Know-How, which is generated by or on behalf of a Party under this Agreement or which one Party or any of its Affiliates or contractors has provided or otherwise made available to the other Party, whether made available orally, in writing, or in electronic form, including (a) such Know-How comprising or relating to concepts, discoveries, Inventions, data, designs or formulae arising from this Agreement and (b) any unpublished patent applications disclosed hereunder.  The existence and terms of this Agreement constitute Confidential Information of both of the Parties.
1.14 “Control” or “Controlled” means, with respect to any material, Know-How, or intellectual property right (including Patent Rights), that a Party (a) owns or (b) has a license to such material, Know-How, or intellectual property right and, in each case, has the power to grant to the other Party access, a license, or a sublicense (as applicable) to the same on the terms and conditions set forth in this Agreement without violating any obligations of the granting Party to a Third Party or subjecting the granting Party to any additional fee or charge.  Notwithstanding anything to the contrary in this Agreement, the following shall not be deemed to be Controlled by Zymeworks:  any materials, Know-How or intellectual property right owned or licensed by any Acquiring Entity (a) immediately prior to the effective date of the merger, consolidation or transfer making such Third Party an Acquiring Entity or (b) after the effective date of such merger, consolidation or transfer without use of or reference to the Zymeworks Intellectual Property or LEO Intellectual Property.
1.15 “Covered” means, with respect to a product or Antibody in a particular country, that the manufacture, use, sale or importation of such product or Antibody, as applicable, in such country would, but for the licenses granted herein, infringe a Valid Patent Claim.
1.16 “Development IP” means all Inventions made in the performance of the Research Program.
1.17 “Development IP Patent Rights” means all Patent Rights claiming Development IP.
1.18 “Directed To” means, with regard to an antibody or product, that such antibody or product (a) binds directly to a Target, and (b) exerts its primary diagnostic, prophylactic or therapeutic activity as a result of such binding.  When required grammatically, the defined term

CONFIDENTIAL

“Directed To” may be separated and shall have the same meaning set forth above; e.g., when discussing Targets To which an antibody is Directed.
1.19 “EEA” or “European Economic Area” means European Union and Iceland, Liechtenstein and Norway, together with any countries or territories that subsequently join the EEA.
1.20 “EU Major Market” means [...***...].5
1.21 “European Union” means the European Union as it exists as of the Effective Date, together with any countries or territories that subsequently join the European Union.  For clarity, any countries or territories that exit the European Union after the Effective Date shall remain part of the European Union for purposes of this Agreement.  As of the Effective Date, the European Union includes the following countries: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom.
1.22 “FDA” means the United States Food and Drug Administration and any successor thereto.
1.23 “Field” means any and all uses, including diagnostic, prophylactic, and therapeutic uses, in humans, for any of the conditions categorized in the World Health Organization’s International Classification of Diseases 10 coding system under the L00-L99 code (Diseases of the skin and subcutaneous tissue).
1.24 “First Collaboration Sequence Pair Products” means any and all Products that are derived and generated from the same Collaboration Sequence Pair as the first Product for which a LEO First Commercial Sale is made.
1.25 “FTE Costs” means an amount equal to the product of the FTE Rate and the number of Zymeworks FTEs, based on actual hours worked during the applicable period, utilized on the Research Program.
1.26 “FTE Rate” means the annual compensation rate for an FTE, which shall be $[...***...] (USD). 6
1.27 “FTE” means the equivalent of a full-time employee’s work time over an accounting period (including normal vacations, sick days and holidays) based on [...***...] hours per year.  The portion of an FTE year devoted by an employee to activities under the Research Program shall be determined by dividing (a) the number of hours during any accounting period devoted by such individual to such activities by (b) the product of eight (8) hours * the number of Business Days during such accounting period. 7

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[5]	Competitive Information – Other Commercially Sensitive Terms.
[6]	Competitive Information – Financial Provisions.
[7]	Competitive Information – Financial Provisions.

CONFIDENTIAL

1.28 “[...***...] Product” shall mean any product that: (A) is [...***...] or as a [...***...], in each case in reliance upon a [...***...] (as applicable); and (B) is legally marketed in the applicable country in the Territory [...***...]. 8
1.29 “IND” means an investigational new drug application, clinical trial application, or similar application, filed with, and accepted by, a Regulatory Authority in any country or group of countries prior to beginning Clinical Trials in that country or in that group of countries.
1.30 “Invention” means any Know-How, composition of matter, article of manufacture or other subject matter, whether patentable or not, that is conceived or reduced to practice under and as a result of any work performed under the Agreement.
1.31 “Joint Invention” means any Invention conceived or reduced to practice jointly by one or more employees of LEO or its Affiliate or a Third Party acting under authority of LEO or its Affiliate, on the one hand, and one or more employees of Zymeworks or its Affiliate or a Third Party acting under authority of Zymeworks or its Affiliate, on the other hand.
1.32 “Joint Patent Rights” means all Patent Rights claiming a Joint Invention.
1.33 “Know-How” means all technical information, data, inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, methods, protocols, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them, and all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data relevant to any of the foregoing.  For clarity, Know-How excludes Patent Rights and physical materials.
1.34 “LEO First Commercial Sale” means, with respect to a Product in any country in the Territory, the first sale, transfer or disposition for value or for end use or consumption of such Product, as applicable, in such country after Marketing Authorization has been received in such country, which sale, transfer or disposition is made by or on behalf of LEO or its Related Parties.
1.35 “LEO Intellectual Property” means the LEO Know-How and LEO Patent Rights, together with any Patent Rights Controlled by LEO or its Affiliates [...***...] or [...***...], in each case [...***...] or [...***...]; provided that, notwithstanding the foregoing condition, LEO Intellectual Property shall include all LEO Development IP and any Patent Rights claiming the LEO Development IP. 9
1.36 “LEO Know-How” means all Know-How, which: (a) is Controlled by LEO as of the Effective Date or during the Term of the Agreement, (b) is not generally known, and (c) [...***...] in: (i) [...***...] or (ii) [...***...] For clarity, LEO Know-How shall include the LEO Development IP. 10

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[8]	Competitive Information – Technical Information.
[9]	Competitive Information – Technical Information.
[10]	Competitive Information – Technical Information.

CONFIDENTIAL

1.37 “LEO Net Sales” means Net Sales of Product by LEO or its Related Parties.
1.38 “LEO Patent Rights” means any and all Patent Rights that are Controlled by LEO or its Affiliates as of the Effective Date or during the Term of the Agreement, which (a) claim any LEO Development IP or (b) claim the manufacture, use, sale or importation of an Acquired Antibody.
1.39 “Marketing Authorization” means all approvals from the relevant Regulatory Authority necessary to initiate marketing and selling a product (including Product) in any country.  For clarity, unless necessary to initiate marketing and selling of a product in a particular country, Marketing Authorization shall not include pricing or reimbursement approval.
1.40 “Net Sales” means the gross amount invoiced by a Party or its Related Parties for sales or other transfer of a Product or Zymeworks Product, as applicable, to a Third Party, less the following deductions:
1.40.1 any [...***...]; 11
1.40.2 [...***...] and [...***...] granted to [...***...] their respective [...***...] adjustments arising from [...***...] 12
1.40.3 [...***...] For clarification, fees that are consistent with pharma industry standard fees of a similar nature or [...***...] shall [...***...]; 13
1.40.4 [...***...]; 14
1.40.5 [...***...] to the extent relating to such Product or Zymeworks Products, as applicable; 15
1.40.6 [...***...] actually allowed or paid for [...***...], as applicable; 16 and
1.40.7 [...***...], in each case to the extent not reimbursed. 17
Each of the foregoing deductions shall be determined as incurred in the ordinary course of business in type and amount consistent with good industry practice and in accordance with applicable accounting requirements on a basis consistent with such Party or Related Parties audited consolidated financial statements.  All discounts, allowances, credits, rebates, and other deductions shall be fairly and equitably allocated to Product(s) or Zymeworks Product, as applicable, and other product(s) of such Party and its Related Parties such that the Product(s) or

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[11]	Competitive Information – Financial Provisions.
[12]	Competitive Information – Financial Provisions.
[13]	Competitive Information – Financial Provisions.
[14]	Competitive Information – Financial Provisions.
[15]	Competitive Information – Financial Provisions.
[16]	Competitive Information – Financial Provisions.
[17]	Competitive Information – Financial Provisions.

CONFIDENTIAL

Zymeworks Product, as applicable, does not bear a disproportionate portion of such deductions.  In the case of any [...***...]. 18
With respect to sales of a particular Combination Product, and on a country-by-country basis, the “Net Sales” for royalty purposes hereunder shall be calculated by multiplying the actual Net Sales (calculated in the manner described above) of such Combination Product by the fraction A/B, in which A is the [...***...] and B is [...***...]  All invoice prices of the Acquired Antibody and the Combination Product shall be calculated as the average invoice price of such active ingredients during the applicable accounting period for which the Net Sales are being calculated.  If, on a country-by-country basis, no separate sale of the Acquired Antibody or other active agent in the same strength as contained in the Combination Product, sold separately without other active ingredient(s), is made in such country during the applicable accounting period, or if the invoice price for the Acquired Antibody or active agent cannot be determined for an accounting period, then the “Net Sales” for royalty purposes hereunder for sales of such Combination Product in each such country shall be determined by multiplying the Net Sales (calculated in the manner described above) of such Combination Product in such country by a fraction, determined in good faith by mutual agreement of the Parties, that reflects the relative contribution in value that the Acquired Antibody contained in the Combination Product makes to the total value of such Combination Product to the end user in such country.  The foregoing calculation shall apply, mutatis mutandis, with respect to Zymeworks Products that are Combination Products, replacing all references to Acquired Antibody with references to Zymeworks Antibody. 19
1.41 “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, in each case, in any country.
1.42 “Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
1.43 “Phase I Clinical Trial” means a study in humans which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to generate information on product safety, tolerability, pharmacological activity or pharmacokinetics, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(a) or its foreign equivalents.

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[18]	Competitive Information – Financial Provisions.
[19]	Competitive Information – Financial Provisions.

CONFIDENTIAL

1.44 “Phase II Clinical Trial” means a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial or to file for accelerated approval, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(b) or its foreign equivalents.
1.45 “Phase III Clinical Trial” means a controlled study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient to file for Marketing Authorization, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(c) or its foreign equivalents.
1.46 “Product” means any formulation and dosage form of a pharmaceutical product for humans, in final form, containing an Acquired Antibody, as an active ingredient, alone or in combination with one or more other active ingredients. A Product may be a Combination Product; provided that any such Combination Products developed, manufactured or commercialized by or on behalf of LEO, its Affiliates or sublicensees may not include any antibody (or component or fragment thereof) made using the Zymeworks Platform that is not an Acquired Antibody.  For clarity, a Product includes any formulation, delivery device, dispensing device or packaging required for effective use of the Product. For the purposes of milestones and royalties in Section 5 of this Agreement, if [...***...] 20
1.47 “Program Antibody” means any and all antibodies (or similar molecule), including Fc, Fv or Fab components or fragments or analogues thereof, derived and generated from a [...***...] (or either [...***...] included therein) through the application of the Zymeworks Platform pursuant to the Research Program. 21
1.48 “Related Party” means each Party, its Affiliates, and their respective licensees or sublicensees hereunder (which term excludes any Third Parties to the extent functioning as distributors), as applicable.  In no event shall Zymeworks be a Related Party with respect to LEO or LEO be a Related Party with respect to Zymeworks.
1.49 “Regulatory Approval” means, with respect to a Product in any country or jurisdiction, all approvals (including, where required to market and sell such Product, pricing and reimbursement approvals), registrations, licenses, or authorizations from the relevant Regulatory Authority in a country or jurisdiction that are specific to a Product and necessary to market and sell such Product in such country or jurisdiction.
1.50 “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a pharmaceutical product (including Product), which may include the authority to grant the required reimbursement and pricing approvals for such sale.

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[20]	Competitive Information – Technical Information.
[21]	Competitive Information – Technical Information.

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1.51 “Research Program Plan” means the research and development plan for the preclinical development of Antibodies agreed by the Parties and set forth on Exhibit 1.51, as may be amended from time-to-time by mutual written agreement of the Parties.  The Research Program Plan shall include an estimated annual budget for the activities conducted pursuant to such plan.
1.52 “Research Tools” means any [...***...] and [...***...] within the Development IP developed by either Party under the Research Program.  For clarity, Research Tools shall not include Zymeworks Platform Improvements.22
1.53 “ROW” means the Territory other than the U.S.
1.54 “Second Collaboration Sequence Pair Product” means any and all Products that are not First Collaboration Sequence Pair Products, i.e., all Products that are derived and generated from a Collaboration Sequence Pair other than the Collaboration Sequence Pair from which the First Collaboration Sequence Pair Products are derived and generated.
1.55 “Sequence” means an antibody amino acid sequence corresponding [...***...] that is Directed To a Target.23
1.56 “Sequence Pair” means a pair of Sequences, each of which is Directed To a [...***...]. For clarity, each Sequence in a Sequence Pair shall be directed to a [...***...]. 24
1.57 “Target” means any of the [...***...] set forth on Exhibit 1.57. 25
1.58 “Target Pair” means any two Targets in combination.
1.59 “Territory” means all of the countries and territories in the world.
1.60 “Third Party” means any Person other than LEO or Zymeworks or an Affiliate of LEO or Zymeworks.
1.61 “Third Party Expenses” means the actual reasonable, documented costs associated with subcontractors and other Third Party expenses incurred by Zymeworks with respect to the Research Program.
1.62 “United States” or “U.S.” means the United States of America and its territories and possessions.
1.63 “USD” and “$” mean United States dollars.
1.64 “Valid Patent Claim” means any claim of (a) an issued and unexpired patent or (b) a pending patent application, in each case included within the LEO Patent Rights that claim LEO Development IP or Zymeworks Patent Rights; provided that such claim has not been

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[22]	Competitive Information – Technical Information.
[23]	Competitive Information – Technical Information.
[24]	Competitive Information – Technical Information.
[25]	Competitive Information – Discovery Information.

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abandoned, revoked or held unenforceable, invalid or unpatentable by a court or other government body of competent jurisdiction with no further possibility of appeal and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.  A claim within a pending patent application that has been pending issuance for more than [...***...] from the date of filing of the earliest priority patent application to which such pending patent application is entitled shall not be a Valid Patent Claim, unless and until it issues. 26
1.65 “Zymeworks Antibody” means any Antibody that is Covered by a Development IP Patent Right or otherwise made using the Development IP, including any Program Antibody or any such Antibody that incorporates a Sequence Pair (or either Sequence included therein) that is identified pursuant to the Research Program.  Notwithstanding the foregoing, Zymeworks Antibodies shall not include any antibody incorporating a Sequence or Sequence Pair that is generated and provided to Zymeworks by a Third Party without access to the Development IP.  For clarity, Zymeworks Antibody may include the Acquired Antibodies and any other Program Antibody.
1.66 “Zymeworks First Commercial Sale” means, with respect to a Product or other Zymeworks Product in any country in the Territory, the first sale, transfer or disposition for value or for end use or consumption of such Product or Zymeworks Product, as applicable, in such country after Marketing Authorization has been received in such country, which sale, transfer or disposition is made by or on behalf of Zymeworks or its Related Parties.
1.67 “Zymeworks Intellectual Property” means the Zymeworks Patent Rights and the Zymeworks Know-How.
1.68 “Zymeworks Know-How” means all Know-How, which: (a) is Controlled by Zymeworks as of the Effective Date or during the Term of the Agreement, (b) is not generally known, and (c) is reasonably necessary or useful to LEO in:  (i) carrying out the activities under the Research Program or (ii) developing, manufacturing or commercializing an Acquired Antibody.  For clarity, Zymeworks Know-How shall include the Zymeworks Development IP.
1.69 “Zymeworks Net Sales” means Net Sales of Zymeworks Products by Zymeworks or its Related Parties.
1.70 “Zymeworks Patent Rights” means any and all Patent Rights that are Controlled by Zymeworks or its Affiliates (including Patent Rights that are Controlled by Zymeworks claiming Zymeworks Platform Improvements or Zymeworks Development IP) as of the Effective Date or during the Term of the Agreement, which (a) are necessary or reasonably useful for the use or exploitation of the Zymeworks Platform for carrying out the Research Program or (b) claim the manufacture, use, sale or importation of an Acquired Antibody.  For clarity, Zymeworks Patent Rights shall include the Zymeworks Development IP Patent Rights Controlled by Zymeworks or its Affiliates.

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[26]	Competitive Information – Other Commercially Sensitive Terms.

CONFIDENTIAL

1.71 “Zymeworks Platform” means any or all of (a) Zymeworks’ proprietary Azymetric™ [...***...] heterodimerization platform, (b) Zymeworks’ proprietary EFECT™ [...***...] platform, and (c) Zymeworks’ other proprietary antibody discovery and development capabilities, alone or in conjunction with each other. 27
1.72 “Zymeworks Product” means any product that incorporates a Zymeworks Antibody.  A Zymeworks Product may be a Combination Product.  For clarity, (a) a Zymeworks Product includes any formulation, delivery device, dispensing device or packaging required for effective use of such Zymeworks Product and (b) Zymeworks Products include Products.  For the purposes of milestones and royalties in Section 5 of this Agreement, if [...***...]. 28
1.73 Additional Definitions.  In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below.

Definition	Section/Exhibit
Accounting Firm	6.4.2(a)
Agreement	Preamble
Agreement Payments	6.3
Alliance Manager	4.1.2
Audited Party	6.4.2(a)
Auditing Party	6.4.2(a)
Collaboration Sequence Pair	3.4.2
Commercial License	2.1.2
Commercialization Milestone Event	5.4.3
Commercialization Milestone Payment	5.4.3
Competing Product Infringement	7.3.1
Confidentiality Agreement	14.13
Controlling Party	7.3.4
Designation Notice	3.4.2
Development Milestone Event	5.4.1
Development Milestone Payment	5.4.1
Dispute	14.5.1
Effective Date	Preamble
Excluded Claim	14.5.5
First Program [...***...] [29]	5.3
[...***...] Milestone Event [30]	5.4.2
[...***...] Milestone Payment [31]	5.4.2
IND Filing	3.1.1
Identified Sequence Pair	3.4.1
Indemnified Party	13.3.1
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[27]	Competitive Information – Technical Information.
[28]	Competitive Information – Technical Information.
[29]	Competitive Information – Financial Provisions.
[30]	Competitive Information – Financial Provisions.
[31]	Competitive Information – Financial Provisions.

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Definition	Section/Exhibit
Indemnifying Party	13.3.1
Joint Publication	9.1.1
JSC	4.2
JSC Chair	4.2
LEO	Preamble
LEO Development IP	7.1.2
LEO Indemnified Party	13.1
LEO Royalty Term	5.6.3
Losses	13.1
Notice of Achievement of Milestone	6.1.1
Notice of Dispute	14.5.1
Parties	Preamble
Party	Preamble
Payee	6.1
Payor	6.1
Product Royalty	5.6.1
Product Royalty Term	5.6.3
[...***...] [32]	5.3
Prosecution	7.2.1
Publishing Party	9.1.1
Research Program	3.1.1
Research Program Leader	4.1.1
Research Program Term	3.1.2
Research Sequence Pairs	3.4.1
Reserve Period	3.4.1
Reviewing Party	9.1.1
Rules	14.5.1
Second Program [...***...] [33]	5.3
Taxes	6.3
Term	10.1.1
Third Party Claims	13.1
Third Party Obligations	3.4.1
Upfront Payment	5.1
Zymeworks	Preamble
Zymeworks Development IP	7.1.1
Zymeworks Development IP Patent Rights	7.1.1
Zymeworks Indemnified Party	13.2
Zymeworks Milestone Event	5.5
Zymeworks Platform Improvements	7.1.1
Zymeworks Royalty Term	5.7.2
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[32]	Competitive Information – Financial Provisions.
[33]	Competitive Information – Financial Provisions.

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1.74 Interpretation.  The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto.  In the event of any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail.  Unless context otherwise clearly requires, whenever used in this Agreement:  (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” shall mean notice in writing, including by email, (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e)  the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) the word “or” shall have the inclusive meaning commonly associated with “and/or”; (g) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise, including by email; (h) words of any gender include the other gender; (i) words using the singular or plural number also include the plural or singular number, respectively; (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (k) neither Party or its Affiliates shall be deemed to be acting “under authority of” the other Party.
2. GRANT OF LICENSES
2.1 Licenses and Rights to LEO.  Subject to the terms and conditions of this Agreement,
2.1.1 Research License.  During the Research Program Term, Zymeworks hereby grants to LEO a non-exclusive, worldwide, royalty-free, research and development license under the Zymeworks Intellectual Property solely to perform the activities assigned to LEO under the Research Program with respect to the preclinical research and development of Antibodies.  The foregoing license shall include the right to grant sublicenses to Affiliates of LEO and Third Parties to the extent reasonably necessary to have activities performed under the Research Program on behalf of LEO; provided that LEO shall (i) notify Zymeworks prior to any Affiliate or sublicensee being so authorized, which notice shall identify the particular Affiliate or sublicensee and the activities to be performed thereby and (ii) be and remain responsible to Zymeworks for the compliance of each such Affiliate and sublicensee with the applicable terms and conditions hereunder.  For clarity, the foregoing license does not include the right to conduct clinical research (including any Clinical Trials) with respect to any Antibody or to sell or otherwise commercialize Antibodies or products incorporating the Antibodies.
2.1.2 Commercial License.  Zymeworks hereby grants to LEO an exclusive license under the Zymeworks Intellectual Property (including Zymeworks’ interest in Joint Inventions) to (a) make, use, and import Acquired Antibodies for incorporation into Products and (b) develop, make, use, sell, and import such Products, in each case, in the Field in the Territory

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(the “Commercial License”).  For clarity, LEO shall not sell or otherwise commercialize other products incorporating any Antibodies, other than the Acquired Antibodies, or conduct any clinical development (including any Clinical Trials) of Products or other products incorporating any Antibodies, other than the Acquired Antibodies.  Further, upon the expiration or termination of the Research Program Term, rights of LEO with respect to the Zymeworks Intellectual Property and Antibodies under Section 2.1.1 shall terminate, and LEO shall cease all use of the Zymeworks Intellectual Property, Zymeworks Platform, Antibodies, and antibodies made using the Zymeworks Platform other than as permitted under the Commercial License with respect to the Acquired Antibodies and Products.
2.1.3 Sublicenses.  The Commercial License shall include the right to grant sublicenses (including to Affiliates and Third Parties) through multiple tiers, provided that each sublicense granted by LEO shall be consistent with the terms and conditions of this Agreement.  LEO shall (a) provide Zymeworks with prompt notice of any such sublicenses that it grants, identifying the sublicensee and the scope of such sublicensee’s rights/responsibilities and (b) shall be and remain responsible to Zymeworks for the compliance of each sublicensee with the applicable terms and conditions hereunder.  LEO may provide the notice described in clause (a) above by providing Zymeworks with a copy of the agreement granting such sublicense, which copy may be redacted to remove any provisions not necessary to determining compliance with this Agreement.
2.1.4 License to Research Tools.  Zymeworks hereby grants to LEO a non-exclusive, worldwide, irrevocable, royalty-free license to use the Research Tools.  The foregoing license shall include the right to grant sublicenses to Affiliates of LEO and Third Parties to the extent reasonably necessary to have activities performed on behalf of LEO.
2.1.5 Active Development.  LEO will use commercially reasonable efforts (i) to conduct the research activities assigned to LEO under the Research Program Plan; and (ii) to develop and launch Products.
2.2 Licenses and Rights to Zymeworks.
2.2.1 Research License.  During the Research Program Term, LEO hereby grants to Zymeworks a non-exclusive, worldwide, royalty-free, research and development license under the LEO Intellectual Property solely to perform the activities assigned to Zymeworks under the Research Program with respect to the preclinical research and development with respect to Antibodies.  The foregoing license shall include the right to grant sublicenses to Zymeworks’ Affiliates and Third Parties to the extent reasonably necessary to have activities performed under the Research Program on Zymeworks’ behalf; provided that Zymeworks shall (i) notify LEO prior to any Affiliate or sublicensee being so authorized, which notice shall identify the particular Affiliate or sublicensee and the activities to be performed thereby and (ii) be and remain responsible to LEO for the compliance of each such Affiliate and sublicensee with the applicable terms and conditions hereunder.
2.2.2 Commercial License.  LEO hereby grants to Zymeworks a non-exclusive license under the LEO Intellectual Property (including the interest of LEO in Joint Inventions) to (a) make, use, and import Zymeworks Antibodies for incorporation into Zymeworks Products and

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(b) make, use, sell, and import such Zymeworks Products, in each case, outside of the Field in the Territory.
2.2.3 Sublicenses.  The commercial license granted to Zymeworks in Section 2.2.2 shall include the right to grant sublicenses (including to Affiliates and Third Parties) through multiple tiers, provided that each sublicense granted by Zymeworks shall be consistent with the terms and conditions of this Agreement.  Zymeworks shall (a) provide LEO with prompt notice of any such sublicenses that it grants, identifying the sublicensee and the scope of such sublicensee’s rights/responsibilities and (b) shall be and remain responsible to LEO for the compliance of each sublicensee with the applicable terms and conditions hereunder.  Zymeworks may provide the notice described in clause (a) above by providing LEO with a copy of the agreement granting such sublicense, which copy may be redacted to remove any provisions not necessary to determining compliance with this Agreement.
2.3 No Implied Licenses.  Except as expressly set forth in this Agreement, neither Party, by virtue of this Agreement, shall acquire any license or other interest, by implication or otherwise, in any materials, Know-How, Patent Rights or other intellectual property rights Controlled by the other Party or its Affiliates.  Subject to the licenses and rights explicitly granted to LEO hereunder and the other terms and conditions of this Agreement, Zymeworks will, as between the Parties, retain all rights under the Zymeworks Intellectual Property.  Subject to the licenses and rights explicitly granted to Zymeworks hereunder and the other terms and conditions of this Agreement, LEO will, as between the Parties, retain all rights under the LEO Intellectual Property.
3. RESEARCH PROGRAM AND DEVELOPMENT AND
 COMMERCIALIZATION OF PRODUCTS
3.1 Research Program.
3.1.1 General.  The Parties shall conduct a program pursuant to which they will apply the Zymeworks Platform, to research and develop Antibodies in accordance with the Research Program Plan and as otherwise described in this Section 3.1 (the “Research Program”).  The Research Program will cover research activities up to and including [...***...]. The Research Program shall be subject to the oversight of the JSC.  LEO will reimburse Zymeworks’ reasonable costs and expenses incurred in the performance of the Research Program in accordance with Section 5.2. 34
3.1.2 Research Program Term.  The Research Program shall commence on the Effective Date and, unless terminated earlier, shall conclude [...***...] years thereafter (such period, the “Research Program Term”).  The Research Program Term may be extended upon mutual written agreement of both Parties. 35

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[35]	Competitive Information – Discovery Information.

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3.1.3 Conduct of Research Program.  The Parties:
(a) shall use commercially reasonable efforts to conduct its responsibilities under the Research Program, as assigned to it under the Research Program Plan and in this Agreement, and to achieve the objectives and timelines within the Research Program Plan;
(b) shall conduct the Research Program in compliance with all Applicable Laws;
(c) may utilize the services of its Affiliates and Third Parties to perform those activities assigned to it under the Research Program; provided that said Party shall remain responsible for the performance of such Affiliates and Third Parties hereunder; and
(d) may amend the Research Program Plan from time-to-time by mutual written agreement.
3.1.4 Exchange of Know-How and Materials.
(a) Without limiting Section 3.2, promptly after the Effective Date, and on an ongoing basis during the conduct of the Research Program, (i) Zymeworks shall disclose to LEO in writing and/or in an electronic format Zymeworks Know-How, and (ii) LEO shall disclose to Zymeworks in writing and/or in electronic format any Know-How Controlled by LEO that is reasonably necessary for Zymeworks’ performance of its obligations pursuant to the Research Program Plan, in each case (i) and (ii) as specified in the Research Program Plan.
(b) To the extent any physical materials need to be delivered to a Party as may be determined by the JSC under this Agreement to enable that Party to perform its obligations under the Research Program, the delivering Party shall arrange for prompt delivery of such physical materials in the manner determined by the JSC.  The Party receiving such physical materials shall use the same for the sole purpose of conducting activities under the Research Program or otherwise exercising its rights and fulfilling its obligations hereunder and treat all such physical materials as Confidential Information of the delivering Party.  Unless expressly agreed otherwise, physical materials so supplied by a Party to another Party pursuant to this Agreement shall be “AS IS” without warranty of any kind and shall not be used in any human application.
3.2 Records and Reports.
3.2.1 Records.  Each Party shall maintain records, for so long as necessary to comply with Applicable Laws or reasonably necessary to support the prosecution, maintenance and enforcement of intellectual property rights (including Patent Rights) in accordance with Article 7 below, regarding its conduct of the Research Program after the applicable activity, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect the work done and results achieved by or on behalf of such Party in the performance of the Research Program.
3.2.2 Copies and Inspection of Records.  During the period that such records are required to be maintained pursuant to Section 3.2.1, each Party shall have the right, during

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normal business hours and upon reasonable notice not more than once per Calendar Quarter, to inspect and copy all such records referred to in Section 3.2.1, solely for purposes of exercising its rights or fulfilling its obligations under this Agreement.  At the other Party’s reasonable request, each Party shall provide to the other Party: (a) copies of the records described in Section 3.2.1, at the requesting Party’s expense and (b) reports of the activities conducted by or under authority of such Party in the conduct of the Research Program, including the results thereof.  Each Party shall have the right to arrange with the other Party for its employee(s) involved in the Research Program activities to visit the offices and laboratories of the other Party during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel; provided that any such visit shall occur no more frequently than once per Calendar Quarter and shall be at visiting Party’s expense.
3.3 Development and Commercialization by the Parties.
3.3.1 [...***...].  For any period during which [...***...] as is required by Applicable Laws or otherwise agreed by the Parties, including by [...***...] as applicable, and with respect to regulatory [...***...]. 36
3.3.2 Products in the Field.  LEO (itself or through its Affiliates or Third Parties) shall have the sole responsibility and exclusive right to further develop, manufacture and commercialize Products in the Field, and LEO will use commercially reasonable efforts to develop and commercialize Products in the Field, at its own expense.  LEO shall provide Zymeworks with written reports summarizing the then current development and commercialization status of each Product as set forth in this Section 3.3.2 below.
(a) Development.  With respect to each Product hereunder, for so long as LEO is conducting development activities with respect to such Product, LEO shall keep Zymeworks reasonably informed as to such activities for such Product by providing to Zymeworks on an annual basis a written report summarizing such activities conducted during the previous annual period and setting forth the projected timing of LEO with respect to the achievement of the milestones set forth in Section 5.4.
(b) Commercialization.  Without limiting Section 6.1.2, LEO shall keep Zymeworks reasonably informed as to its commercialization activities with respect to Products up until LEO First Commercial Sale of each Product (including pre-launch and launch activities) by providing to Zymeworks on an annual basis a written report summarizing such activities conducted during the previous annual period and setting forth the anticipated timing of LEO for LEO First Commercial Sale of each Product.
3.3.3 Zymeworks Products outside of the Field.  Zymeworks (itself or through its Affiliates or Third Parties) shall have the sole responsibility and exclusive right to further develop, manufacture and commercialize Zymeworks Products outside of the Field, and Zymeworks will use commercially reasonable efforts to develop and commercialize Zymeworks Products outside of the Field, at its own expense.  Zymeworks shall provide LEO with written

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reports summarizing the then current development and commercialization status of each Zymeworks Product as set forth in this Section 3.3.3 below.
(a) Development.  With respect to each Zymeworks Product hereunder, for so long as Zymeworks is conducting development activities with respect to such Zymeworks Product outside of the Field, Zymeworks shall keep LEO reasonably informed as to such activities for such Zymeworks Product by providing to LEO on an annual basis a written report summarizing such activities conducted during the previous annual period and setting forth Zymeworks’ projected timing with respect to the achievement of the Zymeworks Milestone Event with respect to any Covered Products.
(b) Commercialization.  Without limiting Section 6.1.2, Zymeworks shall keep LEO reasonably informed as to its commercialization activities with respect to Zymeworks Products outside of the Field up until Zymeworks First Commercial Sale of each Zymeworks Product (including pre-launch and launch activities) by providing to LEO on an annual basis a written report summarizing such activities conducted during the previous annual period and setting forth Zymeworks’ anticipated timing for Zymeworks First Commercial Sale of each Zymeworks Product.
3.4 Research Sequence Pairs; Collaboration Sequence Pair Selection.
3.4.1 Research Sequence Pairs.  Prior to [...***...] incorporating a Sequence Pair identified pursuant to the Research Program (each, an “Identified Sequence Pair”), Zymeworks shall without undue delay inform LEO, if Zymeworks has granted or is contractually obligated to grant to a Third Party rights with respect to products incorporating such Sequence Pair, which would impact the selection of such Sequence Pair as a Collaboration Sequence Pair (such obligations, the “Third Party Obligations”).  LEO may select up to [...***...] Identified Sequence Pairs, which are not subject to Third Party Obligations, to be reserved Sequence Pairs during the Research Program Term (such selected Identified Sequence Pairs, “Research Sequence Pairs”) by providing Zymeworks with written notice specifying such Identified Sequence Pairs and the Target Pairs To which they are Directed, at any time during the Research Program Term prior to [...***...] in accordance with Section 3.5 below, and any such selected Sequence Pairs shall remain Research Sequence Pairs until [...***...] (the “Reserve Period”).  During the Reserve Period, Zymeworks will not grant to Third Parties a license under Zymeworks Intellectual Property to research, develop and commercialize products incorporating antibodies made using the Zymeworks Platform that are derived and generated from the Research Sequence Pairs, provided that Zymeworks may use, and grant licenses to, Third Party contractors for contract research, contract testing and otherwise as reasonably necessary to fulfill its obligations under the Research Program. 37
3.4.2 Collaboration Sequence Pair Selection.  During the portion of the Research Program Term prior to [...***...] for a Program Antibody, LEO may select one (1) Research Sequence Pair to be a Collaboration Sequence Pair.  To designate a Sequence Pair as a Collaboration Sequence Pair (pursuant to this Section 3.4.2, or Section 3.5 or Section 3.7 below),

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LEO shall provide Zymeworks with written notice of such Sequence Pair in the form set forth in Exhibit 3.4.2, setting forth the [...***...] comprising such Sequence Pair and the Target(s) To which they are Directed, and requesting that such Sequence Pair be submitted to gatekeeping in accordance with Section 3.5 (each, a “Designation Notice”).  The Research Sequence Pair designated by LEO in accordance with this Section 3.4.2 shall be a “Collaboration Sequence Pair.”  All information provided in a Designation Notice, including the Sequence Pair and Target, shall be treated as the Confidential Information of both Parties, subject to Article 8.  Upon expiration of the Reserve Period, all Identified Sequence Pairs shall cease to be Research Sequence Pairs subject to the protections of Section 3.4.1. 38
3.5 [...***...] Collaboration Sequence Pair.  At any time during the Research Program Term [...***...] LEO shall have the right to [...***...] which [...***...] LEO shall provide Zymeworks with a Designation Notice and the selected Identified Sequence Pair shall be subject to gatekeeping in accordance with Section 3.6.  LEO may [...***...] in accordance with this Section 3.5 […***…] without any [...***...]  Zymeworks shall not have any obligation to commit additional resources to the Research Program as the result of a [...***...] unless agreed by Zymeworks. 39
3.6 Gatekeeping.  LEO may select any Identified Sequence Pair as a [...***...] or second Collaboration Sequence Pair in accordance with Section 3.5 or Section 3.7, respectively; provided that, as of the date Zymeworks receives the Designation Notice for such Identified Sequence Pair from LEO: 40
3.6.1 Zymeworks is not contractually obligated to grant, or has not granted, to a Third Party rights with respect to products incorporating such Identified Sequence Pair;
3.6.2 Zymeworks is not actively and in good faith engaged in negotiations with a Third Party regarding the development or commercialization of products incorporating such Identified Sequence Pair [...***...]; 41 and
3.6.3 An Acquiring Entity, directly or through its affiliate (other than Zymeworks), is not actively performing or has not performed activities regarding the development or commercialization of products incorporating such Identified Sequence Pair, which activities were commenced prior to the acquisition of Zymeworks’ assets by such Acquiring Party and are conducted outside of the Research Program.
3.7 Secondary Collaboration Sequence Pair Selection.  During the [...***...] immediately following the Effective Date, LEO may select an Identified Sequence Pair as a second Collaboration Sequence Pair by providing Zymeworks with a Designation Notice, which Identified Sequence Pair shall be subject to gatekeeping in accordance with Section 3.6.  If such Identified Sequence Pair is available, LEO shall [...***...] in accordance with Section 5.3, and upon Zymeworks’ [...***...], such nominated Identified Sequence Pair shall become a

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[38]	Competitive Information – Discovery Information.
[39]	Competitive Information – Discovery and Exclusivity Information.
[40]	Competitive Information – Discovery Information.
[41]	Competitive Information – Other Commercially Sensitive Terms.

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Collaboration Sequence Pair.  For clarity, at any given time, there may only be a total two (2) Collaboration Sequence Pairs.  Zymeworks shall not have any obligation to commit additional resources to the Research Program as the result of a Collaboration Sequence Pair nomination pursuant to this Section 3.7 unless agreed by Zymeworks. 42
4. GOVERNANCE
4.1 Research Program Leader and Alliance Manager.
4.1.1 Within [...***...] of the Effective Date, LEO and Zymeworks will establish a project team and will each assign one (1) employee to serve as primary point of contact between the Parties with respect to the Research Program (each such primary point of contact, a “Research Program Leader”).  The Research Program Leaders shall regularly communicate with each other to address Research Program-related issues, needs and updates.  Either Party, upon prior notice to the other Party, may change its Research Program Leader. 43
4.1.2 Within [...***...] of the Effective Date, each Party shall also appoint an individual to act as the alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter be permitted to attend meetings of the JSC and any sub-committee as a nonvoting observer. The Alliance Managers shall be the primary point of contact for the Parties regarding the collaboration activities contemplated by this Agreement (other than the activities/responsibilities of the Research Program Leader outlined in Section 4.1.1 above) and shall help facilitate all such activities hereunder. 44
4.2 Joint Steering Committee.  The Parties will establish, as soon as practicable after the Effective Date, a Joint Steering Committee (the “JSC”) to oversee and coordinate the activities of the Parties under the Research Program.  The JSC shall be comprised of two (2) employees from LEO and two (2) employees from Zymeworks, or such other equal number as the Parties may agree.  Subject to the foregoing, each Party shall appoint its respective representatives to the JSC from time to time, and may change its representatives, in its sole discretion, effective upon notice to the other Party designating such change.  Representatives from each Party shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the Research Program.  One (1) of the members of the JSC appointed by LEO shall be designated the JSC chairperson (the “JSC Chair”).  The JSC Chair or his/her designee (which may be the Alliance Manager of LEO) will be responsible for calling meetings of the JSC, circulating agenda and performing administrative tasks required to assure efficient operation of the JSC.  The JSC shall be promptly disbanded upon completion of the Research Program.
4.3 JSC Meetings.  The JSC shall meet in accordance with a schedule established by mutual written agreement of the Parties no less frequently than once every [...***...] until expiration of the Research Program Term.  The location for meetings shall alternate between Zymeworks and LEO facilities (or such other location as is determined by the JSC).  Alternatively, the JSC may meet by means of teleconference, videoconference or other similar means.  As

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[42]	Competitive Information – Discovery Information.
[43]	Competitive Information – Other Commercially Sensitive Terms.
[44]	Competitive Information – Other Commercially Sensitive Terms.

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appropriate, additional employees or consultants may from time to time attend the JSC meetings as nonvoting observers, provided that any such consultant shall agree in writing to comply with the confidentiality obligations substantially similar to those under this Agreement; and provided further that no Third Party personnel may attend unless otherwise agreed by both Parties.  Each Party shall bear its own expenses related to the attendance of the JSC meetings by its representatives.  Each Party may also call for special meetings to resolve particular matters requested by such Party upon [...***...] prior written notice to the other Party.  The JSC Chair or his/her designee shall keep minutes of each JSC meeting that records in writing all decisions made, action items assigned or completed and other appropriate matters.  The JSC Chair or his/her designee shall send meeting minutes to all members of the JSC promptly after a meeting for review.  Each member shall have [...***...] from receipt in which to comment on and to approve/provide comments to the minutes (such approval not to be unreasonably withheld, conditioned or delayed).  If a member, within such time period, does not notify the JSC Chair that s/he does not approve of the minutes, the minutes shall be deemed to have been approved by such member.  Each Party’s JSC members may designate another staff member of such Party, which could be the Alliance Manager, who will coordinate the administrative work surrounding JSC, including sending the notice of holding JSC, creating the draft of minutes, or distributing the minutes. 45
4.4 JSC Functions.  The JSC’s responsibilities with respect to the Research Program are as follows:
(a) Overseeing and coordinating the activities of each Party (including those of its Affiliates and Third Parties acting under its authority) under the Research Program;
(b) Periodically reviewing the progress of the Research Program;
(c) Reviewing compliance with and potential deviations from Research Program and budget;
(d) Exchange of information relating to patent strategy with respect to an Acquired Antibody; and
(e) Fulfilling such other responsibilities as may be allocated to the JSC by mutual written agreement of the Parties.
4.5 JSC Disputes.  The JSC will endeavor to make decisions by consensus, with the representatives of LEO and the representatives of Zymeworks each having, collectively, one vote.  If consensus is not reached by the Parties’ representatives with respect to a matter for which the JSC has decision-making authority pursuant to such vote, LEO shall have the right to make the final decision with respect to such dispute; provided that LEO may not exercise such final decision right to require Zymeworks to expend any resources, unless Zymeworks expressly agrees.  For clarity and notwithstanding the creation of the JSC, each Party shall retain the rights, powers and discretion granted to it hereunder, and the JSC shall not be delegated or vested with such rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties

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expressly so agree in writing.  The JSC shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the JSC shall be in contravention of any terms and conditions of this Agreement.  It is understood and agreed that issues to be formally decided by the JSC are limited to those specific issues that are expressly provided in Section 4.4 of this Agreement and the disputes which relate to the subjects other than those set forth in Section 4.4 will be handled according to the Section 14.5.  For clarity, the JSC shall also have the authority to make decisions with respect to the coordination of day-to-day activities under Research Program as described in Section 4.4(a).
5. FINANCIAL PROVISION
5.1 Upfront Fee.  In consideration of Zymeworks’ granting of the licenses and rights to LEO, LEO shall pay to Zymeworks a one-time, non-refundable technology access fee of Five Million U.S. dollars (USD $5,000,000) within [...***...] following the Effective Date (“Upfront Payment”). 46
5.2 Research Program Costs.  In addition to the fees, milestones and royalties described in this Article 5, LEO will provide support for Zymeworks activities conducted under the Research Program by reimbursing Zymeworks for FTE Costs and Third Party Expenses on a [...***...] basis during the Research Program Term. Any such FTE Costs and Third Party Expenses that are [...***...]. 47
5.3 [...***...] Fees.  LEO will pay to Zymeworks a [...***...] of [...***...] U.S. Dollars (USD $[...***...]) when [...***...]). In addition, LEO will pay to Zymeworks [...***...] of [...***...] U.S. Dollars (USD $[...***...]) if the [...***...]” and, together with the [...***...], the “[...***...].  The [...***...] shall be due and payable within [...***...] after such [...***...]. The [...***...] shall not be payable upon [...***...] 48
5.4 Milestones Payable by LEO.
5.4.1 Research and Development Milestones.  Upon the first achievement of each milestone event set forth in the table below for each applicable Product (each, a “Development Milestone Event”), LEO shall make the corresponding milestone payment to Zymeworks (each, a “Development Milestone Payment”), as set forth in Section 6.1.1.  Each Development Milestone Payment (a) shall be payable [...***...] upon the [...***...] of the corresponding Development Milestone Event for such Product and (b) shall be payable a total of [...***...] with respect to each Collaboration Sequence Pair (except that Development Milestone Payment 2.a. shall be payable [...***...] with respect to a First Collaboration Sequence Pair Product, and Development Milestone Payment 2.b. shall be payable [...***...] with respect to the Second Collaboration Sequence Pair Product).  If a later Development Milestone Event is achieved with respect to a Product before a prior Development Milestone Event(s), solely with respect to Development Milestone Events 1-4, in such table is achieved with respect to such Product (where “later” refers to a higher number in the table of Development Milestone Events

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[47]	Competitive Information – Other Commercially Sensitive Terms.
[48]	Competitive Information – Financial Provisions.

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below), then such prior Development Milestone Event(s) shall be deemed achieved upon achievement of such later Development Milestone Event and the Development Milestone Payment(s) for the prior Development Milestone Event(s) shall be paid together with the payment of the Development Milestone Payment for the later Development Milestone Event. 49

	Development Milestone Events [50]	Development Milestone Payments [51]
1.	[...***...]	USD $[...***...]
2.a.	[...***...]	USD $[...***...]
2.b.	[...***...]	USD $[...***...]
3.	[...***...]	USD $[...***...]
4.	[...***...]	USD $[...***...]
5.	[...***...]	USD $[...***...]
6.	[...***...]	USD $[...***...]
7.	[...***...]	USD $[...***...]
5.4.2 [...***...] Sales Milestones.  [...***...] the achievement of each milestone event set forth in the table below for each applicable Product (each, a “[...***...] Sales Milestone Event”), LEO shall make the corresponding milestone payment to Zymeworks (each, a “[...***...] Sales Milestone Payment”), as set forth in Section 6.1.1.  Each [...***...] Sales Milestone Payment (a) shall be payable [...***...] upon the first achievement of the corresponding [...***...] Sales Milestone Event for such Product and (b) shall be payable a total of [...***...] with respect to each Collaboration Sequence Pair. 52
	[...***...] Sales Milestone Events [53]	[...***...] Sales Milestone Payments [54]
1.	[...***...]	USD $[...***...]
2.	[...***...]	USD $[...***...]
3.	[...***...]	USD $[...***...]

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[49]	Competitive Information – Technical Information.
[50]	Competitive Information – Discovery and Financial Information.
[51]	Competitive Information – Financial Provisions.
[52]	Competitive Information – Discovery and Financial Information.
[53]	Competitive Information – Discovery and Financial Information.
[54]	Competitive Information – Financial Provisions.

CONFIDENTIAL

5.4.3 Commercial Sales Milestones.  Upon the first achievement of each milestone event set forth in the table below with respect to a particular Product (each, a “Commercialization Milestone Event”), LEO shall make the corresponding milestone payment to Zymeworks (each, a “Commercialization Milestone Payment”), as set forth in Section 6.1.1:

	Commercialization Milestone Events [55]	Commercialization Milestone Payments [56]
1.	[...***...]	USD $[...***...]
2.	[...***...]	USD $[...***...]
3.	[...***...]	USD $[...***...]
For clarity, each of the foregoing Commercialization Milestone Payments (a) shall be payable [...***...] and (b) shall be payable a total of [...***...] times, [...***...] with respect to each Collaboration Sequence Pair.  In the event that more than one Commercialization Milestone Event is achieved in a given Calendar Year, LEO shall pay Zymeworks the Commercialization Milestone Payment associated with each such Commercialization Milestone Event achieved during such Calendar Year.  For example, [...***...] pursuant to this Section 5.4.3. 57
5.5 Milestones Payable by Zymeworks.  Zymeworks will pay LEO, on a Zymeworks Product-by-Zymeworks Product basis, a [...***...] commercial payment of USD $[...***...] upon Zymeworks First Commercial Sale in the U.S. of such Zymeworks Product outside the Field (the “Zymeworks Milestone Event”). 58
5.6 Royalties Payable by LEO.
5.6.1 Royalty Payments on First Collaboration Sequence Pair Products.  LEO shall pay Zymeworks a royalty (each such royalty payment, a “Product Royalty”) on LEO Net Sales, on a Product-by-Product basis, of First Collaboration Sequence Pair Products in the U.S. or ROW, as applicable, at the rates set forth below for the corresponding portion of Annual Net Sales of such Product:

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[55]	Competitive Information – Discovery and Financial Information.
[56]	Competitive Information – Financial Provisions.
[57]	Competitive Information – Financial Provisions.
[58]	Competitive Information – Financial Provisions.

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Royalty Tier	Annual Net Sales of a Particular Product in the U.S. [59]	Royalty Rate [60]
A	For the portion of Annual Net Sales of such Product in the U.S. until worldwide Annual Net Sales reach USD $[...***...]	[...***...]%
B	For the portion of Annual Net Sales of such Product in the U.S. during the period that worldwide Annual Net Sales are greater than USD $[...***...] and less than USD $[...***...]	[...***...]%
C	For the portion of Annual Net Sales of such Product in the U.S. during the period that worldwide Annual Net Sales are greater than or equal to USD $[...***...] and less than USD $[...***...]	[...***...]%
D	For the portion of Annual Net Sales of such Product in the U.S. during the period that worldwide Annual Net Sales are greater than or equal to $[...***...]	20.0%
Royalty Tier	Annual Net Sales of a Particular Product in the ROW [61]	Royalty Rate [62]
A	For the portion of Annual Net Sales of such Product in the ROW until worldwide Annual Net Sales reach USD $[...***...]	[...***...]%
B	For the portion of Annual Net Sales of such Product in the ROW during the period that worldwide Annual Net Sales are greater than USD $[...***...] and less than USD $[...***...]	[...***...]%
C	For the portion of Annual Net Sales of such Product in the ROW during the period that worldwide Annual Net Sales are greater than or equal to USD $[...***...]	[...***...]%
5.6.2 Royalty Payments on Second Collaboration Sequence Pair Products.  LEO shall also pay Zymeworks a Product Royalty on LEO Net Sales, on a Product-by-Product basis, of Second Collaboration Sequence Pair Products worldwide, at the rates set forth below for the corresponding portion of Annual Net Sales of such Product:

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[59]	Competitive Information – Financial Provisions.
[60]	Competitive Information – Financial Provisions.
[61]	Competitive Information – Financial Provisions.
[62]	Competitive Information – Financial Provisions.

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Royalty Tier	Annual Net Sales of a Particular Second Collaboration Pair Product [63]	Royalty Rate [64]
A	For the portion of Annual Net Sales of such Product until worldwide Annual Net Sales reach USD $[...***...]	[...***...]%
B	For the portion of Annual Net Sales of such Product during the period that worldwide Annual Net Sales are greater than USD $[...***...] and less than USD $[...***...]	[...***...]%
C	For the portion of Annual Net Sales of such Product during the period that worldwide Annual Net Sales are greater than or equal to USD $[...***...]	[...***...]%
5.6.3 Royalty Term.  The Product Royalty will be payable on a Product-by-Product and country-by-country basis from the relevant LEO First Commercial Sale of such Product in such country until (i) such Product is no longer Covered by a Valid Patent Claim in such country or (ii) ten (10) years after such LEO First Commercial Sale of such Product in such country, whichever is later (the “LEO Royalty Term” and, together with the Zymeworks Royalty Term, the “Product Royalty Term”).
5.6.4 Royalty Reductions.  The Product Royalty set out in Section 5.6.1 shall be subject to reduction as follows:
(a) The Product Royalty shall be reduced, on a country-by-country and Calendar Quarter-by-Calendar Quarter basis, by [...***...] with respect to the Net Sales of any Product [...***...]; provided, however, that in no event shall the royalties payable to Zymeworks hereunder for any Product in any country be reduced, pursuant to this Section 5.6.4(a), to less than [...***...] of the amount that would otherwise be payable to Zymeworks for such Product in such country during Calendar Quarter. 65
(b) If LEO enters into an agreement with a Third Party pursuant to which it obtains a license or other right to a Third Party’s intellectual property rights reasonably commercially necessary to practice the Zymeworks Platform to develop or commercialize a Product in the Field in one (1) or more countries in the Territory, LEO shall be entitled to deduct from the royalties payable to Zymeworks under Section 5.6 with respect to such Product in such countries [...***...] of all royalties paid to such Third Party pursuant to the terms of such agreement on sales of such Product in such country during such Calendar Quarter; provided that such deduction shall not reduce the royalty otherwise owed by LEO to Zymeworks on the Net Sales of such Product in such country during such Calendar Quarter by more than [...***...]. [...***...] 66

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[63]	Competitive Information – Financial Provisions.
[64]	Competitive Information – Financial Provisions.
[65]	Competitive Information – Financial Provisions.
[66]	Competitive Information – Financial Provisions.

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(c) Notwithstanding the foregoing clauses (a)-(b) of this Section 5.6.4, with respect to any Product in any Calendar Quarter during the LEO Royalty Term for such Product, the operation of clauses (a) and (b) above shall not, either individually or in combination, reduce the Product Royalty that would otherwise be payable to Zymeworks with respect to the Net Sales of such Product in the applicable country during such Calendar Quarter to less than [...***...] of the rate specified in Section 5.6.1; [...***...]. 67
5.7 Royalties Payable by Zymeworks.
5.7.1 Royalty Payments.  Zymeworks shall pay LEO a royalty on Zymeworks Net Sales of Zymeworks Product outside the Field equal to [...***...] percent ([...***...]%) of Zymeworks Net Sales. 68
5.7.2 Zymeworks Royalty Term.  The royalties set forth in Section 5.7.1 will be payable by Zymeworks on a Zymeworks Product-by-Zymeworks Product and country-by-country basis from Zymeworks First Commercial Sale of such Product in such country until ten (10) years after such Zymeworks First Commercial Sale of such Product (the “Zymeworks Royalty Term”).
6. REPORTS AND PAYMENT TERMS
6.1 Payment Terms.  The Party owing or making a payment hereunder may be referred as the “Payor”, and the Party receiving payment under this Agreement may be referred to as the “Payee.”
6.1.1 Milestone Payments.  LEO shall provide Zymeworks with notice of the achievement of each Development Milestone Event, [...***...] Milestone Event, and Commercialization Milestone Event within [...***...] thereafter (“Notice of Achievement of Milestone”). Zymeworks shall issue a corresponding invoice to LEO within [...***...] of receipt of the Notice of Achievement of Milestone. LEO shall make the corresponding milestone payment within [...***...] after receipt of such invoice.  Zymeworks shall provide LEO with notice of each achievement of the Zymeworks Milestone Event within [...***...] thereafter. LEO shall issue a corresponding invoice to Zymeworks within [...***...] of receipt of the notice of achievement of the Zymeworks Milestone Event. Zymeworks shall make the corresponding milestone payment within [...***...] after receipt of such invoice. 69
6.1.2 Product Royalties.  During the Product Royalty Term, following its First Commercial Sale of a Product, the Payor shall furnish to the Payee a written report for each Calendar Quarter showing the Net Sales by Product (with respect to LEO) or Zymeworks Product (with respect to Zymeworks) sold by the Payor and its Related Parties during the reporting Calendar Quarter and the royalties payable under this Agreement in sufficient detail to allow such Payee to verify the amount of royalties paid by the Payor with respect to such Calendar Quarter, including, on a country-by-country and product-by-product basis, the total gross amount invoiced for Product or Zymeworks Product (as applicable) sold, the Net Sales of each Product or

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[67]	Competitive Information – Financial Provisions.
[68]	Competitive Information – Financial Provisions.
[69]	Competitive Information – Other Commercially Sensitive Terms.

CONFIDENTIAL

Zymeworks Product (as applicable), and the royalties (in U.S. dollars) payable and in total for all Products or Zymeworks Products (as applicable) and the manner and basis for any currency conversion in accordance with Section 6.2.  Reports shall be due no later than [...***...] following the end of each Calendar Quarter.  Payee shall issue a corresponding invoice to Payor within [...***...] of receipt of each such report.   Royalties shown to have accrued by each report provided under this Section 6.1.2 shall be due and payable [...***...] after receipt of such invoice. 70
6.1.3 Expense Reports.  Within [...***...] following the last day of each Calendar Quarter, Zymeworks will provide to LEO (i) an expense report detailing all FTE Costs and Third Party Expenses incurred during such Calendar Quarter, and (ii) an invoice for the amounts owed by LEO for FTE Costs and Third Party Expenses for such Calendar Quarter. Zymeworks will provide supporting documentation for such costs and expenses as reasonably requested by LEO. 71
6.1.4 Invoices.  Except as otherwise provided herein, amounts shall be due and payable within [...***...] of receipt of invoice therefor. Invoices issued under this Section 6 shall be in accordance with any reasonable invoicing instructions issued by the Payor in advance in writing. 72
6.2 Payment Currency / Exchange Rate.  All payments to be made under this Agreement shall be made in USD.  Payments shall be made by electronic wire transfer of immediately available funds to the account of Payee in a bank account in the U.S., Canada or Denmark, as designated in writing to the Payor.  If any currency conversion is required in connection with the calculation of amounts payable hereunder, such conversion shall be made at the exchange rate set forth in The Wall Street Journal (online version) or any successor thereto for the last day of the Calendar Quarter in which the applicable payment obligation became due and payable.
6.3 Taxes.  Each Party shall be responsible for its own tax liabilities arising under this Agreement.  Subject to this Section 6.3, the Payee shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by the Payor to Payee under this Agreement (“Agreement Payments”).  If Applicable Laws require the withholding of Taxes, the Payor shall make such withholding payments in a timely manner and shall subtract the amount thereof from the Agreement Payments.  The Payor shall promptly (as available) submit to the Payee appropriate proof of payment of the withheld Taxes as well as copies of the official receipts within a reasonable period of time.  The Payor shall provide the Payee reasonable assistance in order to allow Payee to obtain the benefit of any present or future treaty against double taxation or refund or reduction in Taxes which may apply to the Agreement Payments.  Notwithstanding the foregoing, if as a result of a Party assigning this Agreement or changing its domicile additional Taxes become due that would not have otherwise been due hereunder with respect to Agreement Payments, such Party shall be responsible for all such additional Taxes.

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[70]	Competitive Information – Other Commercially Sensitive Terms.
[71]	Competitive Information – Other Commercially Sensitive Terms.
[72]	Competitive Information – Other Commercially Sensitive Terms.

CONFIDENTIAL

6.4 Records and Audit Rights.
6.4.1 Records.  Each Party will keep (and will cause its Related Parties to keep) complete, true and accurate books and records in sufficient detail for the other Party to determine payments due to Payee under this Agreement, including royalties.  The Payor will keep such books and records for at least [...***...] following the end of the Calendar Year to which they pertain. 73
6.4.2 Audit Rights.
(a) Each Party (the “Auditing Party”) shall have the right during the [...***...] described in Section 6.4.1 to appoint at its expense an independent certified public accountant of nationally recognized standing (the “Accounting Firm”) reasonably acceptable to the other Party (the “Audited Party”) to inspect or audit the relevant records of the Audited Party and its Related Parties to verify that the amount of such payments were correctly determined.  The Audited Party and its Related Parties shall each make its records available for inspection or audit by the Accounting Firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Auditing Party, solely to verify the payments hereunder were correctly determined.  Such inspection or audit right shall not be exercised by the Auditing Party more than once in any Calendar Year and may cover a period ending not more than [...***...] prior to the date of such request.  All records made available for inspection or audit pursuant to this Section 6.4.2 shall be deemed to be Confidential Information of the Audited Party.  The results of each inspection or audit, if any, shall be binding on both Parties.  If the amount of any payment hereunder was underreported, the Audited Party shall promptly (but in any event no later than [...***...] after its receipt of the Accounting Firm’s report so concluding) make payment to the Auditing Party of the underreported amount.  The Auditing Party shall bear the full cost of an audit that it conducts pursuant to this Section 6.4.2 unless such audit discloses an under reporting by the Audited Party of more than [...***...] percent ([...***...]%) of the aggregate amount of the payments hereunder reportable in any Calendar Year, in which case the Audited Party shall reimburse the Auditing Party for all costs incurred in connection with such inspection or audit. 74
(b) The Accounting Firm will disclose to the Auditing Party only whether the payments subject to such audit are correct or incorrect and the specific details concerning any discrepancies.  No other information will be provided to the Auditing Party without the prior consent of the Audited Party unless disclosure is required by Applicable Laws or judicial order.  The Audited Party is entitled to require the Accounting Firm to execute a reasonable confidentiality agreement prior to commencing any such audit.  The Accounting Firm shall provide a copy of its report and findings to Audited Party.
7. INTELLECTUAL PROPERTY RIGHTS
7.1 Ownership of Inventions.  Ownership of all Inventions, including Patent Rights and other intellectual property rights with respect to such Inventions, shall be as set forth in this Article 7.  Determination of inventorship of Inventions shall be made in accordance with U.S.

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[73]	Competitive Information – Other Commercially Sensitive Terms.
[74]	Competitive Information – Financial Information and Other Commercially Sensitive Terms.

CONFIDENTIAL

patent laws.  Each Party will continue to own any Patent Rights and Know-How that it owned prior to the Effective Date or that it creates or obtains outside the scope of this Agreement, or which it licenses to the other Party under this Agreement.
7.1.1 Development IP and Certain Improvements.  As between the Parties and notwithstanding anything herein to the contrary (e.g. as set out in Section 7.1.2), (a) Zymeworks shall own all rights, title and interest in and to the Development IP and any Development IP Patent Rights, other than the LEO Development IP and the LEO Patent Rights (such Development IP to be owned by Zymeworks, the “Zymeworks Development IP,” and such Development IP Patent Rights to be owned by Zymeworks, the “Zymeworks Development IP Patent Rights”), and (b) Zymeworks shall retain all rights in the Zymeworks Platform and shall have and retain ownership in any Inventions comprising improvements thereto (“Zymeworks Platform Improvements”).  For clarity, the Zymeworks Development IP, Zymeworks Development IP Patent Rights, and Zymeworks Platform Improvements will be subject to the licenses to LEO set forth in Section 2.1.  Without limiting the generality of the foregoing, any and all antibody mutations created or introduced by or on behalf of LEO using the Zymeworks Platform will comprise improvements thereto, and therefore Zymeworks Platform Improvements, and will be owned by Zymeworks.
7.1.2 Collaboration Sequence Pair, Acquired Antibody and Product.  As between the Parties, any Development IP that comprises a Collaboration Sequence Pair, an Acquired Antibody, or a Product (collectively and subject to the following proviso, “LEO Development IP”) will be exclusively owned by LEO; provided that, in all cases, Zymeworks shall retain all rights in the Zymeworks Platform and any Zymeworks Platform Improvements. For clarity, the rights of LEO in the LEO Development IP will be subject to the licenses granted to Zymeworks set forth in Section 2.2.
7.1.3 Ownership by Inventorship.  Except as otherwise provided in Section 7.1.1 and 7.1.2 with respect to Zymeworks Development IP, Zymeworks Development IP Patent Rights, Zymeworks Platform Improvements and LEO Development IP, Inventions that are made solely by Zymeworks (and all intellectual property rights therein, including the Patent Rights claiming them) shall be owned solely by Zymeworks; Inventions that are made solely by LEO (and all intellectual property rights therein, including the Patent Rights claiming them) shall be owned solely by LEO; and Joint Inventions (and the Joint Patent Rights) shall be owned jointly by the Parties.  Subject to Article 2, each Party has the right to exploit and grant licenses under such Joint Inventions (and the Joint Patent Rights) to any Third Party without the consent of, or accounting to, the other Party; provided that during the Term, LEO will not practice the Joint Inventions or Joint Patent Rights to commercialize the Acquired Antibodies, Products or any antibody or antibody analogue incorporating a Collaboration Sequence Pair outside the Field, and Zymeworks will not practice the Joint Inventions or Joint Patent Rights to commercialize the Acquired Antibodies, Products or any antibody or antibody analogue incorporating a Collaboration Sequence Pair in the Field.  In addition, Zymeworks will not directly or indirectly use the Development IP to commercialize Zymeworks Products in the Field.

CONFIDENTIAL
7.1.4 Assignment; Further Assurances.
(a) LEO shall promptly disclose to Zymeworks any and all Development IP and Zymeworks Platform Improvements made by or on behalf of LEO; and LEO shall assign, and hereby assigns, to Zymeworks all rights, title and interest in and to the Zymeworks Development IP, Zymeworks Development IP Patent Rights, and Zymeworks Platform Improvements.  LEO agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged, at the expense of Zymeworks, any and all documents and to perform such acts as may be reasonably requested by Zymeworks for the purposes of perfecting the foregoing assignments.
(b) Zymeworks shall promptly disclose to LEO any and all LEO Development IP made by or on behalf of Zymeworks; and Zymeworks shall assign, and hereby assigns, to LEO all rights, title and interest in and to the LEO Development IP and LEO Development IP Patent Rights.  Zymeworks agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged, at the expense of LEO, any and all documents and to perform such acts as may be reasonably requested by LEO for the purposes of perfecting the foregoing assignments.
(c) Notwithstanding anything herein to the contrary, in the event that LEO replaces a Collaboration Sequence Pair pursuant to Section 3.5, LEO shall assign, and hereby assigns, to Zymeworks all LEO Development IP related to such Collaboration Sequence Pair, including any Development IP (i) that is solely applicable to such Collaboration Sequence Pair, an Acquired Antibody incorporating such Collaboration Sequence Pair, a Product which comprises an Acquired Antibody incorporating such Collaboration Sequence Pair, or the use or manufacture thereof, (ii) that comprise an Acquired Antibody incorporating such Sequence Pair, or (iii) that comprise a Product incorporating an Acquired Antibody described in (ii).
7.2 Patent Prosecution and Maintenance.
7.2.1 Definitions.  As used in this Section 7.2, “prosecution” includes (a) all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings and (b) interferences, reexaminations, reissues, oppositions, and the like.
7.2.2 Zymeworks Patent Rights.  Zymeworks, at Zymeworks’ expense, shall have the sole right to control the preparation, filing, prosecution and maintenance of Zymeworks Patent Rights using patent counsel of Zymeworks’ choice.  Zymeworks shall keep LEO reasonably informed with respect to the status of the filing, prosecution and maintenance of the Zymeworks Patent Rights and, upon request of LEO, shall provide copies of material submissions to any patent office related to the filing, prosecution and maintenance of the Zymeworks Patent Rights, in each case to the extent included in the Zymeworks Intellectual Property.  Zymeworks shall promptly give notice to LEO of the grant, lapse, revocation, surrender, invalidation or abandonment of any Zymeworks Patent Rights licensed to LEO under this Agreement.
7.2.3 LEO Patent Rights.  LEO, at the expense of LEO, shall have the sole right to control the preparation, filing, prosecution and maintenance of LEO Patent Rights using patent counsel of its choice.  LEO shall keep Zymeworks reasonably informed with respect to the status of the filing, prosecution and maintenance of the LEO Patent Rights and, upon request of

CONFIDENTIAL

Zymeworks, shall provide copies of material submissions to any patent office related to the filing, prosecution and maintenance of the LEO Patent Rights as set forth in Section 7.1.2.  LEO shall promptly give notice to Zymeworks of the grant, lapse, revocation, surrender, invalidation or abandonment of any LEO Patent Rights licensed to Zymeworks under this Agreement, and in the event of any lapse, revocation, surrender, invalidation or abandonment of any LEO Patent Right in any country, Zymeworks may by notice to LEO assume prosecution or maintenance of such LEO Patent Rights in such country at Zymeworks’ expense.
7.2.4 Joint Patent Rights.
(a) LEO, at its expense, shall have the first right to control the preparation, filing, prosecution and maintenance of Joint Patent Rights using patent counsel reasonably acceptable to Zymeworks.  LEO shall keep Zymeworks reasonably advised with respect to the status of the filing, prosecution and maintenance of the Joint Patent Rights and shall provide copies of material submissions to any patent office related to the filing, prosecution and maintenance of the Joint Patent Rights to Zymeworks for review and comment at least [...***...] prior to the submission thereof.  LEO shall take into consideration any comments from Zymeworks and for so long as Zymeworks is developing or commercializing a product that incorporates an antibody or antibody analogue that incorporates a Collaboration Sequence Pair, LEO shall incorporate such comments in good faith with respect to any Joint Patent Rights that cover such Collaboration Sequence Pair.  LEO shall promptly give notice to Zymeworks of the grant, lapse, revocation, surrender, invalidation or abandonment of any Joint Patent Rights. 75
(b) LEO may elect not to file or to cease prosecution or maintenance of Joint Patent Rights on a country-by-country basis, and if it does so, LEO shall give timely (but not less than [...***...] prior to any applicable filing, submission or payment date) notice to Zymeworks.  Zymeworks may by notice to LEO assume prosecution or maintenance of such Joint Patent Rights at Zymeworks’ expense, in which case LEO shall promptly assign to Zymeworks all of its rights, title and interest in and to such Joint Patent Rights. 76
7.2.5 Cooperation in Prosecution.  Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in Section 7.2, including providing any necessary powers of attorney and assignments of employees of the Parties and their Affiliates and sublicensees and Third Party contractors and executing any other required documents or instruments for such prosecution.  All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Zymeworks Patent Rights, LEO Patent Rights and Joint Patent Rights, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patent Rights, shall be considered Confidential Information, subject to Article 8.  For clarity, all such communications regarding the Zymeworks Patent Rights shall be the Confidential Information of Zymeworks; all such communications regarding the LEO Patent Rights shall be the Confidential Information of LEO; and all such communications regarding Joint Patent Rights shall be the Confidential Information of both Parties.  Further, LEO shall keep

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[75]	Competitive Information – Other Commercially Sensitive Terms.
[76]	Competitive Information – Other Commercially Sensitive Terms.

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Zymeworks reasonably informed with respect to the prosecution and maintenance of any Patent Rights within the LEO Intellectual Property.
7.3 Enforcement and Defense.
7.3.1 Notice.  Each Party shall provide prompt notice to the other Party of any infringement of a Zymeworks Patent Right, LEO Patent Right or Joint Patent Right by a product incorporating an antibody or antibody analogue that incorporates a Collaboration Sequence Pair of which such Party becomes aware (each, a “Competing Product Infringement”).  LEO and Zymeworks shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both LEO and Zymeworks, to terminate any such Competing Product Infringement.
7.3.2 Zymeworks Patent Rights.  Zymeworks shall have the first right to enforce the Zymeworks Patent Rights with respect to any Competing Product Infringement, and to defend any declaratory judgment action (or other challenge) with respect thereto, at its own expense and by counsel of its own choice and in the name of Zymeworks and shall notify LEO of such enforcement actions.  If Zymeworks fails to bring or defend any such action against a Competing Product Infringement in the Field within (a) [...***...] following the notice of alleged Competing Product Infringement provided pursuant to Section 7.3.1 or (b) [...***...] before the time limit, if any, set forth in Applicable Laws for the filing of such actions, whichever comes first, LEO shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Zymeworks shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  In no event shall either Party admit the invalidity of, or after exercising its right to bring and control an action under this Section 7.3.2, fail to defend the validity of, any Zymeworks Patent Rights without Zymeworks’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. 77
7.3.3 LEO Patent Rights and Joint Patent Rights.  LEO shall have the first right to enforce LEO Patent Rights and Joint Patent Rights and to control the defense of any declaratory judgment action (or other challenge, in particular challenges of the validity of such LEO Patent Rights or Joint Patent Rights) relating thereto, with respect to such Competing Product Infringement in the Field at its own expense and by counsel of its own choice reasonably acceptable to Zymeworks (such acceptance which shall not be unreasonably withheld, conditioned or delayed), and Zymeworks shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If LEO fails to bring or defend such action within (a) [...***...] following the notice of alleged Competing Product Infringement or (b) [...***...] before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, Zymeworks shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and LEO shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Zymeworks shall have the first right to enforce Joint Patent Rights and to control the defense of any declaratory judgment action (or other challenge) relating thereto, with respect to such Competing Product Infringement solely outside of the Field at its own expense and by counsel of its own choice.  In no event shall either

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Party admit the invalidity of, or after exercising its right to bring and control an action under this Section 7.3.3, fail to defend the validity of any Joint Patent Rights without the other Party’s prior written consent. 78
7.3.4 Competing Product Infringement Action.  In the event a Party brings an Competing Product Infringement action in accordance with this Section 7.3 (the “Controlling Party”), such Controlling Party shall keep the other Party reasonably informed of the progress of any such action, and the other Party shall cooperate fully with the Controlling Party, at the Controlling Party’s request and expense, including by providing information, materials and fact witnesses and, if required to bring such action, the furnishing of a power of attorney or being named as a party.  Neither Party shall have the right to settle any Competing Product Infringement action under this Section 7.3 relating to Joint Patent Rights without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.
7.3.5 Recovery.  Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery obtained by either or both LEO and Zymeworks in connection with or as a result of any action with respect to a Competing Product Infringement contemplated by this Section 7.3, whether by settlement or otherwise, shall be shared in order as follows:
(a) the Controlling Party shall recoup all of its costs and expenses incurred in connection with the action;
(b) the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and
(c) the portion of any recovery remaining that represents lost sales (including any recovery representing reasonable royalties on lost sales) in the Field shall be shared by the Parties 75:25 in favor of the Controlling Party.  All other recoveries shall be retained by Zymeworks in relation to infringements of Zymeworks Patent Rights; by LEO in relation to infringements of LEO Patent Rights; and shared equally in relation to Joint Patent Rights.
7.3.6 Certification.  Each Party shall inform the other Party of any certification regarding any Zymeworks Patent Rights, LEO Patent Rights or Joint Patent Rights, or notice from a biosimilar applicant, that it received with respect to a Product, in each case pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, the Biologic Price Competition and Innovation Act of 2009, or any similar Applicable Laws in a country in the Territory other than the United States, and shall provide the other Party with a copy of such certification or notice within [...***...] of receipt.  The rights of Zymeworks and LEO with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Section 7.3.2 through Section 7.3.5 hereof.  Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action.  The non-initiating Party

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shall have the right to be kept reasonably informed and participate in decisions regarding the appropriate course of conduct for such action. 79
7.3.7 Defense of Infringement Claims.  In the event that a claim is brought against either Party alleging the infringement, violation or misappropriation of any Third Party intellectual property right based on the manufacture, use, sale or importation of the Acquired Antibodies or the Products, the Parties shall promptly meet to discuss the defense of such claim, and the Parties shall, as appropriate, enter into a joint defense agreement with respect to the common interest privilege protecting communications regarding such claim in a form reasonably acceptable to the Parties.
8. CONFIDENTIALITY
8.1 Duty of Confidence.  During the Term and [...***...] thereafter (or with respect to any trade secrets within the Confidential Information [...***...]), all Confidential Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose, except as set forth herein, without the prior written consent of the disclosing Party.  The recipient Party may only use Confidential Information of the other Party for purposes of exercising its rights and fulfilling its obligations under this Agreement and may disclose Confidential Information of the other Party and its Affiliates to employees, agents, contractors, consultants and advisers of the recipient Party and its Affiliates, licensees and sublicensees to the extent reasonably necessary for such purposes; provided that such persons and entities are bound by confidentiality and non-use obligations with respect to the Confidential Information consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party. 80
8.2 Exceptions.  The obligations under this Article 8 shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:
8.2.1 is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;
8.2.2 was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party;
8.2.3 is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party that is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or
8.2.4 is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without use of or reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

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8.3 Authorized Disclosures.  Subject to this Section 8.3, the recipient Party may disclose Confidential Information belonging to the other Party to the extent permitted as follows:
8.3.1 such disclosure is deemed necessary by counsel to the recipient Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party;
8.3.2 disclosure by either Party or its Affiliates to governmental or other regulatory agencies in order to obtain and maintain patents consistent with Article 7;
8.3.3 disclosure by a Party or its Related Parties to gain or maintain approval to conduct Clinical Trials for a Product (or with respect to Zymeworks, any other Zymeworks Product), to obtain and maintain Marketing Authorization or to otherwise develop, manufacture and market Products (or with respect to Zymeworks, any other Zymeworks Products), but such disclosure may be only to the extent reasonably necessary to obtain and maintain patents or authorizations;
8.3.4 disclosure required in connection with any judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with applicable court orders or governmental regulations (or the rules of any recognized stock exchange or quotation system); or
8.3.5 disclosure to potential or actual investors or potential or actual acquirers or actual or potential sublicensees in connection with due diligence or similar investigations by such Third Parties; provided, in each case, that any such potential or actual investor or acquirer or sublicensee agrees to be bound by confidentiality and non-use obligations consistent with those contained in this Agreement as they apply to the recipient Party.
If the recipient Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of this Article 8, as set forth in Section 8.3.4, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations.  Confidential Information that is disclosed as permitted by this Section 8.3 shall remain otherwise subject to the confidentiality and non-use provisions of this Article 8, and the Party disclosing Confidential Information as permitted by this Section 8.3 shall take all steps reasonably necessary, including obtaining an order of confidentiality and otherwise cooperating with the other Party, to ensure the continued confidential treatment of such Confidential Information.
9. PUBLICATIONS AND PUBLICITY
9.1 Publications.
9.1.1 If both Parties intend to develop Products, the Parties will use reasonable efforts to jointly publish the results of the Research Program with respect to Acquired Antibodies

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or Products (“Joint Publication”), subject to the review and consent of each Party.  After publication of such [...***...] after expiration of the Research Program Term (whichever is earlier), each Party shall have the right to publish with respect to Acquired Antibodies and Products in accordance with this Section 9.1.  If Zymeworks does not intend to develop Products, then LEO shall have the right to publish the results of the Research Program with respect to Acquired Antibodies and Products in accordance with this Section 9.1.  The Party wishing to make any such publication, (the “Publishing Party”) shall deliver to the other Party (the “Reviewing Party”) a copy of any such proposed written publication or an outline of an oral disclosure at least [...***...] prior to submission for publication or presentation for review pursuant to Section 9.1.2.  Notwithstanding the foregoing, Zymeworks, but not LEO, shall be free to publish the results of the Research Program with respect to other Program Antibodies or Zymeworks Products independently and without review or comment by LEO. 81
9.1.2 The Reviewing Party shall have the right (a) to request the removal of its Confidential Information from any such publication or presentation by the Publishing Party, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information.  If the Reviewing Party requests such a delay, the Publishing Party shall delay submission or presentation for a period of [...***...] its provision of the copy of the proposed publication or disclosure, pursuant to Section 9.1.1 to enable patent applications protecting the Reviewing Party’s rights in such information to be filed in accordance with Article 7. 82
9.2 Publicity.  The Parties have mutually approved a press release attached hereto as Exhibit 9.2 with respect to this Agreement, and either Party may make subsequent public disclosure of the contents of such press release.  Subject to the foregoing, each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the terms hereof or any the activities under the Research Program conducted hereunder without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), provided however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system, subject to that Party notifying the other Party of such duty and limiting such disclosure as reasonably requested by the other Party (and giving the other Party a reasonable period of time to review and comment on any proposed disclosure).  In the event that Zymeworks desires to make a public announcement regarding any payment under Article 5 (or the occurrence of the activity related thereto), Zymeworks will provide LEO with no less than [...***...] in which to review and approve such announcement, such approval not to be unreasonably withheld, conditioned or delayed. In case of such Zymeworks public announcement regarding any payment under Article 5 (or the occurrence of the activity related thereto), LEO shall similarly be entitled make a public announcement, subject to providing Zymeworks with no less than five (5) Business Days in which to review and approve such announcement, such approval not to be unreasonably withheld, conditioned or delayed. 83

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10. TERM AND TERMINATION
10.1 Term.
10.1.1 The term of this Agreement (the “Term”) will commence on the Effective Date and (subject to earlier termination in accordance with Section 10.2, 10.3, or 10.4) will expire, on a Product-by-Product basis, on the expiration of the Product Royalty Term for such Product.
10.1.2 Upon expiration of the LEO Royalty Term with respect to a Product, any Commercial Licenses granted to LEO under Section 2.1.2 shall become royalty-free, irrevocable, perpetual licenses, solely with respect to such Product.
10.1.3 Upon expiration of the Zymeworks Royalty Term with respect to a Product, the licenses granted to Zymeworks under Section 2.2.2 shall become non-exclusive, fully paid-up, irrevocable, perpetual licenses, solely with respect to such Product.
10.1.4 For clarity and except as stated in Section 10.1.2 and 10.1.3 above, upon expiration of the last-to-expire Product Royalty Term and Zymeworks Royalty Term, this Agreement shall expire in its entirety.
10.2 Termination for Convenience.
10.2.1 LEO shall have the right to terminate this Agreement at any time in its sole discretion upon [...***...] advance written notice to Zymeworks; provided that, if LEO terminates pursuant to this Section 10.2.1 during the Research Program Term, such notice period will be [...***...] and LEO shall reimburse Zymeworks for all non-cancellable costs incurred by Zymeworks or its Affiliates in connection with the Research Program within [...***...] of receipt of an invoice from Zymeworks therefor. In the event of a termination by LEO pursuant to this Section 10.2.1, LEO shall (a) cease all research, development and commercialization of the Program Antibodies, antibodies made using the Zymeworks Platform, Acquired Antibodies and Products; (b) assign, and hereby assigns effective upon such termination, to Zymeworks all rights, title and interest in and to the LEO Development IP and LEO Patent Rights filed after the Effective Date that cover the LEO Development IP; and (c) sign, execute and acknowledge or cause to be signed, executed and acknowledged, at the expense of Zymeworks, any and all documents and to perform such acts as may be reasonably requested by Zymeworks for the purposes of perfecting the foregoing assignments.  In the event of termination pursuant to this Section 10.2.1, the licenses and rights granted to Zymeworks pursuant to Section 2.2 shall survive, provided that, if such termination is after the expiration of the Research Program Term, such licenses shall be subject to the payment obligations set forth in Sections 5.5 and 5.7, and Zymeworks’ record-keeping obligations under Section 6.4.1, audit rights of LEO under Section 6.4.2, and the last sentence of Section 7.2.5, shall survive.  If such termination is during the Research Program Term, the licenses and rights granted to Zymeworks pursuant to Section 2.2 shall fully paid up, perpetual, irrevocable and royalty-free. 84

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10.2.2 Zymeworks shall have the right to terminate the licenses granted to it in Section 2.2.2 at any time in its sole discretion upon [...***...] advance written notice to LEO.  In the event of such a termination, this Agreement shall continue in full force and effect; provided that Section 2.2.2, Section 5.5, 5.7, Zymeworks’ reporting and payment obligations under Section 6.1, Zymeworks’ record-keeping obligations under Section 6.4.1, audit rights of LEO under Section 6.4.2, and the last sentence of Section 7.2.5, shall terminate; and Zymeworks shall cease all development and commercialization of the Acquired Antibodies and Products and all use of the LEO Intellectual Property  to develop and commercialize Zymeworks Antibodies and Zymeworks Products. 85
10.3 Termination for Patent Challenge.
10.3.1 In the event that LEO or its Affiliates file or initiate an action challenging (directly or indirectly (e.g., through a Third Party)) in a court or by administrative proceeding seeking the invalidity or unenforceability or seeking to limit the scope of any Zymeworks Patent Rights, then Zymeworks, at its discretion, may give notice to LEO that Zymeworks will terminate this Agreement unless such challenge is withdrawn, abandoned, or terminated (as appropriate) within [...***...].  In the event that LEO or its Affiliates (as the case may be) does not withdraw, abandon or terminate (as appropriate) such challenge within such [...***...] period, Zymeworks may terminate this Agreement, and LEO shall (a) cease all research, development and commercialization of the Program Antibodies, antibodies made using the Zymeworks Platform, Acquired Antibodies and Products; (b) assign, and hereby assigns effective upon such termination, to Zymeworks all rights, title and interest in and to the LEO Development IP and LEO Patent Rights; and (c) sign, execute and acknowledge or cause to be signed, executed and acknowledged, at the expense of Zymeworks, any and all documents and to perform such acts as may be reasonably requested by Zymeworks for the purposes of perfecting the foregoing assignments.  In the event of termination pursuant to this Section 10.3, the licenses and rights granted to Zymeworks pursuant to Section 2.2 shall survive and become fully paid up, perpetual, irrevocable and royalty-free.  Notwithstanding the foregoing, to the extent Zymeworks files or maintains a patent infringement lawsuit, demand, or cause of action against LEO or its Affiliates alleging infringement of any of the Zymeworks Patent Rights, LEO or its Affiliate may make any claim, counterclaim, or defense in such lawsuit, demand, or cause of action, and the termination rights set forth in this Section 10.3.1 shall not apply with respect to such claim, counterclaim or defense. 86
10.3.2 In the event that Zymeworks or its Affiliates file or initiate an action challenging (directly or indirectly (e.g., through a Third Party)) in a court or by administrative proceeding seeking the invalidity or unenforceability or seeking to limit the scope of any LEO Patent Rights included in the LEO Intellectual Property, then LEO, at its discretion, may give notice to Zymeworks that LEO will terminate (a) this Agreement in its entirety or (b) solely after the Research Program Term, the licenses and rights granted to Zymeworks in Section 2.2.2, in each case unless such challenge is withdrawn, abandoned, or terminated (as appropriate) within [...***...].  In the event that Zymeworks or its Affiliates (as the case may be) does not withdraw, abandon or terminate (as appropriate) such challenge within such [...***...] period, LEO may (i)

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terminate this Agreement in its entirety, in which case and LEO and Zymeworks shall each cease all research, development and commercialization of the Acquired Antibodies and Products or (ii) solely after the Research Program Term, the licenses and rights granted to Zymeworks in Section 2.2.2, in which case Zymeworks shall cease all research, development and commercialization of the Acquired Antibodies and Products. Notwithstanding the foregoing, to the extent LEO files or maintains a patent infringement lawsuit, demand, or cause of action against Zymeworks or its Affiliates alleging infringement of any of the LEO Patent Rights, Zymeworks or its Affiliate may make any claim, counterclaim, or defense in such lawsuit, demand, or cause of action, and the termination rights set forth in this Section 10.3.2 shall not apply with respect to such claim, counterclaim or defense. 87
10.4 Termination for Cause.
10.4.1 If LEO is in material breach of any obligation hereunder, Zymeworks may give notice to LEO specifying the claimed particulars of such breach, and in such event, if the breach is not cured within [...***...] after receipt of such notice, Zymeworks shall have the rights thereafter to terminate this Agreement immediately by giving notice to LEO to such effect.  In the event of a termination of this Agreement pursuant to this Section 10.4.1 by Zymeworks, LEO shall (a) cease all research, development and commercialization of the Program Antibodies, antibodies made using the Zymeworks Platform, Acquired Antibodies and Products; (b) assign, and hereby assigns effective upon such termination, to Zymeworks all rights, title and interest in and to the LEO Development IP and LEO Patent Rights; and (c) sign, execute and acknowledge or cause to be signed, executed and acknowledged, at the expense of Zymeworks, any and all documents and to perform such acts as may be reasonably requested by Zymeworks for the purposes of perfecting the foregoing assignments; and the licenses and rights granted to Zymeworks pursuant to Section 2.2 shall survive and become fully paid up, perpetual, irrevocable and royalty-free. 88
10.4.2 If Zymeworks is in material breach of any obligation hereunder, LEO may give notice to Zymeworks specifying the claimed particulars of such breach, and in such event, if the breach is not cured within [...***...] after receipt of such notice, LEO shall have the rights thereafter to terminate (a) this Agreement in its entirety or (b) solely after the Research Program Term, the licenses and rights granted to Zymeworks in Section 2.2.2 immediately by giving notice to Zymeworks to such effect. In the case of termination pursuant to (b) above, Sections 5.5, 5.7, Zymeworks’ reporting and payment obligations under Section 6.1, Zymeworks’ record-keeping obligations under Section 6.4.1, audit rights of LEO under Section 6.4.2, and the last sentence of Section 7.2.5, shall terminate; and, in each case ((a) and (b)), Zymeworks shall cease all development and commercialization of the Acquired Antibodies and Products and all use of the LEO Intellectual Property and Development IP to develop and commercialize Zymeworks Antibodies and Zymeworks Products; provided that any licenses granted by Zymeworks under the Development IP prior to such termination shall survive and such licensees may continue to use the Development IP, as applicable, to develop and commercialize Zymeworks Antibodies and

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Zymeworks Product in accordance with such licenses, subject to the associated obligations of payment under Section 5.5 and 5.7 and Article 6. 89
11. EFFECTS OF TERMINATION
11.1 Termination of Agreement.  If this Agreement terminates or expires for any reason, then no later than [...***...] after the effective date of such termination, each Party shall pay all amounts then due and owing to the other Party hereunder as of the termination date; provided that with respect to a termination of the licenses and rights granted to one (1) Party under Article 2, payments shall be so accelerated solely with respect to such Party.  In the event of a termination or expiration of this Agreement in its entirety, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof; provided, however, that each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes; and provided further that each Party may retain any Confidential Information reasonably necessary to exercise any surviving rights in accordance with this Agreement. 90
11.2 Survival.  Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination.  Without limiting the foregoing and except as expressly set forth otherwise in this Agreement, Articles 1, 8, 9, 11, 13, and 14 and Sections 2.1.4, 3.2.1, 3.2.2, 6.4, 7.1, 7.2, 12.2, 12.3, and 12.5 shall survive the expiration or termination of this Agreement.   Except as otherwise expressly provided herein (including in Article 11), all other rights and obligations of the Parties under this Agreement shall terminate upon termination or expiration of this Agreement.  Any and all sublicenses granted by a Party under the licenses granted to it in Article 2, including the associated obligations of payment under Article 5 shall survive any expiration or termination of this Agreement (in whole or in part), provided that such sublicensee did not cause the breach that gave cause to such termination by the other Party under Section 10.4.  If a sublicensee’s breach is the cause for a termination under Section 10.4, then solely the sublicense granted to such sublicensee shall terminate with such termination of this Agreement.
11.3 Damages; Relief.  Termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.
12. REPRESENTATIONS AND WARRANTIES
12.1 Representations and Warranties by Each Party.  Each Party represents and warrants to the other as of the Effective Date that:
12.1.1 it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

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12.1.2 it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;
12.1.3 this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity); and
12.1.4 the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (a) conflict with or result in a breach of any provision of its organizational documents, (b) result in a breach of any agreement to which it is a party; or (c) violate any Applicable Laws.
12.2 Representations and Warranties by Zymeworks.  Zymeworks represents and warrants to LEO as of the Effective Date that:
12.2.1 Zymeworks has the right to grant to LEO the licenses and rights under Section 2.1 that it purports to grant hereunder;
12.2.2 Zymeworks has not granted, and will not grant during the Term, rights to any Third Party under the Zymeworks Intellectual Property that conflict with the rights granted to LEO hereunder;
12.2.3 Zymeworks has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the Zymeworks Patent Rights or Zymeworks’ rights therein; and
12.2.4 To its knowledge, the Zymeworks Patent Rights are not subject to any pending re-examination, opposition, interference or litigation proceedings.
12.3 Representations and Warranties by LEO.  LEO represents and warrants to Zymeworks as of the Effective Date that:
12.3.1 LEO has the right to grant to LEO the licenses and rights under Section 2.2 that it purports to grant hereunder;
12.3.2 LEO has not granted, and will not grant during the Term, rights to any Third Party under the LEO Intellectual Property that conflict with the rights granted to Zymeworks hereunder; and
12.3.3 LEO does not [...***...]. 91

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12.4 Limitation.  NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY OF THE RESEARCH, DEVELOPMENT AND/OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY ACQUIRED ANTIBODY OR PRODUCT WILL BE SUCCESSFUL.
12.5 No Other Warranties.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF NON‑INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
13. INDEMNIFICATION AND LIABILITY
13.1 Indemnification by Zymeworks.  Zymeworks shall indemnify, defend and hold LEO and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “LEO Indemnified Party”), harmless from and against losses, damages and liability, including reasonable legal expense and attorneys’ fees, (collectively, “Losses”) to which any LEO Indemnified Party may become subject as a result of any Third Party demands, claims or actions (“Third Party Claims”) against any LEO Indemnified Party arising or resulting from:  (a) the research, development or commercialization of Acquired Antibodies or Products by Zymeworks or its Affiliates or Third Parties acting under their authority under this Agreement, (b) the negligence or willful misconduct of Zymeworks or its Affiliates or Third Parties (including licensees, other than LEO, and contractors) acting under their authority pursuant to this Agreement, or (c) the material breach by Zymeworks of any term in, or the covenants, warranties, representations made by Zymeworks to LEO under, this Agreement.  Zymeworks is only obliged to so indemnify and hold the LEO Indemnified Parties harmless to the extent that such Third Party Claims do not arise from the material breach of this Agreement by or the negligence or willful misconduct of LEO or its Related Parties.
13.2 Indemnification by LEO.  LEO shall indemnify, defend and hold Zymeworks and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “Zymeworks Indemnified Party”), harmless from and against Losses incurred by any Zymeworks Indemnified Party as a result of any Third Party Claims against any Zymeworks Indemnified Party (including product liability claims) arising or resulting from:  (a) the research, development or commercialization of Acquired Antibodies or Products by LEO or its Affiliates or Third Parties acting under their authority under this Agreement; (b) the negligence or willful misconduct of LEO or its Affiliates or Third Parties (including collaborators and other sublicensees and contractors) acting under their authority pursuant to this Agreement; or (c) the material breach by LEO of any term in, or the covenants, warranties, representations made by LEO to Zymeworks under, this Agreement.  LEO is only obliged to so indemnify and hold the Zymeworks Indemnified Parties harmless to the extent that such Third Party Claims do not arise from the material breach of this Agreement or the negligence or willful misconduct of Zymeworks or its Related Parties.

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13.3 Indemnification Procedure.
13.3.1 Any LEO Indemnified Party or Zymeworks Indemnified Party seeking indemnification hereunder (“Indemnified Party”) shall notify the Party against whom indemnification is sought (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Third Party Claim in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.
13.3.2 Subject to the provisions of Section 13.3.3 below, the Indemnifying Party shall have the right, upon providing notice to the Indemnified Party of its intent to do so within [...***...] after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense and handling of such Third Party Claim, at the Indemnifying Party’s sole expense. 92
13.3.3 The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party.  The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate in the defense and handling of such Party Claim with its own counsel and at its own expense.
13.4 Special, Indirect and Other Losses.  NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 8.  NOTHING IN THIS SECTION 13.4 SHALL BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 13.
13.5 Insurance.  Each Party, at its own expense, shall maintain liability insurance (or self-insure) in an amount consistent with industry standards during the Term.  Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.

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14. GENERAL PROVISIONS
14.1 Assignment.  Except as provided in this Section 14.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that (and notwithstanding anything elsewhere in this Agreement to the contrary) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party; in connection with the transfer or sale of all or substantially all of its assets or business related to the subject matter of this Agreement; or pursuant to a merger or consolidation (or similar transaction) of the assigning Party.  Any attempted assignment not in accordance with this Section 14.1 shall be void.  Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.
14.2 Extension to Affiliates.  Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and obligations granted in this Agreement to one or more of its Affiliates.  All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and obligations.  The Party extending the rights and obligations granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.
14.3 Severability.  Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Laws, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.
14.4 Governing Law; English Language.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.  This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.
14.5 Dispute Resolution.
14.5.1 If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”), arises between the Parties and the Parties cannot resolve such Dispute through good faith discussions, within [...***...] of a written request by either Party to the other Party (“Notice of Dispute”), either Party may refer the Dispute to senior representatives of each Party for resolution.  Each Party, within [...***...] after a Party has received such written request from the other Party to so refer such Dispute, shall notify the other Party in writing of the senior representative to whom such dispute is referred.  If, after an additional [...***...] after the Notice of Dispute, such representatives have not succeeded in negotiating a resolution of the Dispute, and a Party wishes to pursue the matter, each such Dispute, controversy or claim that is not an “Excluded Claim”

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(defined below) shall be finally resolved by binding arbitration administered by JAMS pursuant to JAMS’ Arbitration Rules and Procedures (the “Rules”).  Judgment on the Award may be entered in any court having jurisdiction.  This clause shall not preclude Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. 93
14.5.2 The arbitration shall be conducted by a panel of three (3) arbitrators.  If the issues in dispute involve scientific, technical or commercial matters, the arbitrators chosen hereunder shall engage experts have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge, as necessary to resolve the dispute.  Within [...***...] initiation of arbitration, each Party shall select one (1) arbitrator, and those two (2) arbitrators shall select the third arbitrator, who shall be experienced in the business of pharmaceuticals (including biologics).  The place of arbitration shall be New York City, New York, and all proceedings and communications shall be in English. 94
14.5.3 Prior to the arbitrators being selected, either Party, without waiving any remedy under this Agreement, may seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party until final resolution of the issue by the arbitrators or other resolution of the controversy between the Parties.  Once the arbitrators have been selected, either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved, and either Party may apply to a court of competent jurisdiction to enforce interim injunctive relief granted by the arbitrators.  Any final award by the arbitrators may be entered by either Party in any court having appropriate jurisdiction for a judicial recognition of the decision and applicable orders of enforcement.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.  Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration, unless the arbitrators agree otherwise.
14.5.4 Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrators may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.
14.5.5 As used in this Section 14.5, the term “Excluded Claim” means any dispute, controversy or claim that concerns (a) the validity, enforceability or infringement of any patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.  Any Excluded Claim may be submitted by either Party to any court of competent jurisdiction over such Excluded Claim.
14.6 Force Majeure.  Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance

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[93]	Competitive Information – Other Commercially Sensitive Terms.
[94]	Competitive Information – Other Commercially Sensitive Terms.

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hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by any other cause unavoidable or beyond the control of any Party hereto.  In such event, the Party affected will use reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto.  If any such failure or delay in a Party’s performance hereunder continues for more than [...***...], the other Party may terminate this Agreement upon written notice to the delayed Party. 95
14.7 Waivers and Amendments.  The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver.  No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.
14.8 Relationship of the Parties.  Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Zymeworks and LEO, or to constitute one as the agent of the other.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.
14.9 Notices.  All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file), and sent as an attachment to an e-mail message, where, when such message is received, a read receipt e-mail is received by the sender (and such read receipt e-mail is preserved by the Party sending the notice), provided further that a copy is promptly sent by an internationally recognized overnight delivery service (receipt requested)(although the sending of the e-mail message shall be when the notice is deemed to have been given), or (b) the earlier of when received by the addressee or five (5) days after it was sent, if sent by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by notice):

If to Zymeworks:	Zymeworks, Inc. 540-1385 West 8th Avenue Vancouver, BC Canada V6H 3V9 Attn: Executive Director, External R&D and Alliances E-mail address: [...***...] [96]

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[96]	Personal Information – Contact Information.

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Zymeworks, Inc. 540-1385 West 8th Avenue Vancouver, BC Canada V6H 3V9 Attn: Senior Director, Legal E-mail address: [...***...][97]
and
Wilson Sonsini Goodrich & Rosati 28 State Street Boston, MA 02109 Attention: [...***...] E-mail address: [...***...] [98]

If to LEO:	LEO Pharma A/S Industriparken 55 2750 Ballerup, Denmark Attention: General Counsel E-mail address: [...***...] [99]
and
LEO Pharma A/S Industriparken 55 2750 Ballerup, Denmark Attn: [...***...] E-mail address: [...***...] 100
14.10 Further Assurances.  LEO and Zymeworks hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.
14.11 Compliance with Law.  Each Party shall perform its obligations under this Agreement in accordance with all Applicable Laws.  No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.
14.12 No Third Party Beneficiary Rights.  This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party

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[97]	Personal Information – Contact Information.
[98]	Personal Information – Contact Information.
[99]	Personal Information – Contact Information.
100	Personal Information – Contact Information.

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beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.
14.13 Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter.  The Parties acknowledge and agree that, as of the Effective Date, all Confidential Information disclosed pursuant to the Confidentiality Agreement by a Party or its Affiliates shall be included in the Confidential Information subject to this Agreement and the Confidentiality Agreement is hereby superseded in its entirety; provided, that the foregoing shall not relieve any Person of any right or obligation accruing under the Confidentiality Agreement prior to the Effective Date.  “Confidentiality Agreement” means the Mutual Confidentiality and Non-Disclosure Agreement between Zymeworks and LEO dated [...***...] 101
14.14 Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
14.15 Expenses.  Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.
14.16 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.
14.17 Construction.  The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
14.18 Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
14.19 Export.  Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without appropriate government licenses.
14.20 Notification and Approval.  In the event that this Agreement or the transaction(s) set forth herein are subject to notification or regulatory approval in one or more countries, then development and commercialization in such country(ies) will be subject to such notification or regulatory approval.  The Parties will reasonably cooperate with each other with respect to such

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notification and the process required thereunder, including in the preparation of any filing.  LEO will be responsible for any and all costs, expenses, and filing fees associated with any such filing.
[Remainder of page left blank intentionally.]

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By:
Name:	Ali Tehrani, Ph.D.
Title:	President & Chief Executive Officer

LEO PHARMA A/S

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT 1.51
RESEARCH PROGRAM PLAN102
[…***…]

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EXHIBIT 1.57
TARGETS 103
[…***…]

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103	Competitive Information – Technical Information.

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EXHIBIT 3.4.2
FORM OF DESIGNATION NOTICE 104
[…***…]

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104	Competitive Information – Technical Information.

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EXHIBIT 9.2
PRESS RELEASE

Zymeworks and LEO Pharma Enter into Bispecific Antibody
Licensing and Research Collaboration

•
The companies will collaborate on the discovery of novel monospecific antibodies to develop bispecific therapeutics targeting cytokine-receptor pathways with applications in dermatology, inflammation, and autoimmunity by leveraging Zymeworks’ Azymetric™ and EFECT™ therapeutic platforms

•
LEO Pharma will retain the rights to develop two bispecifics for dermatology applications; Zymeworks will retain the rights to develop antibodies from the research collaboration in all other therapeutic areas

•
Zymeworks is eligible to receive up to US$236 million in upfront and milestone payments for the first therapeutic candidate, and up to US$244 million for the second, plus research funding payments and potential royalties on product sales

Vancouver, Canada and Ballerup, Denmark (October 23, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, and LEO Pharma A/S, a global leader in medical dermatology, have entered into a licensing and research collaboration to discover and develop bispecific antibodies targeting cytokine-receptor pathways using Zymeworks’ antibody discovery capabilities and its proprietary Azymetric™ and EFECT™ platforms. LEO Pharma will have exclusive rights to further develop and commercialize two bispecific candidates in dermatology indications, while Zymeworks retains rights to develop antibodies in all other therapeutic areas.

“This marks our first joint antibody discovery and development collaboration, and we are excited to be working alongside LEO Pharma, a global leader in treatments for skin conditions,” said Ali Tehrani, Ph.D., President and CEO of Zymeworks. “Targets that are compelling in dermatology are also attractive in other therapeutic areas where dysregulation of cytokine pathways contributes to disease, such as autoimmune disorders and inflammatory diseases. We are pleased to be combining our expertise with LEO Pharma’s to explore a new class of targets and expand our pipeline of novel medicines to include protein therapeutics for autoimmune and inflammatory diseases.”

“Innovation and partnerships are core to our approach in developing new medicines, and we believe bispecific antibodies offer a powerful new way of helping the body block defective cellular signaling,” said Thorsten Thormann, Vice President, Research at LEO Pharma. “Zymeworks’ unique platforms and expertise may allow us to expedite the discovery and development of new therapeutics for diseases of the skin, which remain a large source of unmet medical need.”

Under the terms of the agreement, Zymeworks will provide LEO Pharma with a worldwide, royalty-bearing license to research, develop, and commercialize two bispecific antibodies directed to LEO Pharma’s targets using Zymeworks’ Azymetric and EFECT platforms. Zymeworks will receive an upfront payment of US$5 million and research funding payments, and is eligible to receive development and commercial milestone payments of up to US$231 million for the first therapeutic

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candidate and up to US$244 million for the second. In addition, Zymeworks is eligible to receive tiered royalties of up to 20% in the U.S. and high single-digit royalties elsewhere on any future sales of the first therapeutic candidate, and up to low double-digit royalties globally on any future sales of the second. Zymeworks retains the rights to develop antibodies targeting cytokine-receptor pathways in any non-dermatology indications, and LEO Pharma is eligible to receive commercial milestone payments and single-digit royalties on any future sales of such antibodies.

About the Azymetric™ Platform

The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy, while reducing toxicities and the potential for drug-resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.

About the EFECT™ Platform

The EFECT platform is a library of antibody Fc modifications engineered to modulate the activity of the antibody-mediated immune response, which includes both the up- and down-regulation of effector functions. This platform, which is compatible with traditional monoclonal as well as Azymetric bispecific antibodies, further enables the customization of therapeutic responses for different diseases.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully-integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly-differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly-owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies. For more information, go to: www.zymeworks.com.

About LEO Pharma A/S

LEO Pharma helps people achieve healthy skin. By offering care solutions to patients in more than 130 countries globally, LEO Pharma supports people in managing their skin conditions. Founded in 1908 and owned by the LEO Foundation, the healthcare company headquartered in Denmark has devoted decades of research and development to delivering products and solutions to people with skin conditions. In 2017 LEO Pharma employed around 5,200 people worldwide and had sales of 1.4 billion euros. For more information, go to:
www.linkedin.com/company/leo-pharma

Cautionary Note Regarding Zymeworks’ Forward-Looking Statements

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This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to future collaboration of Zymeworks and LEO Pharma under the licensing and research agreement, potential payments and/or royalties to Zymeworks under the agreement, the speed and successful outcome of drug development plans, Zymeworks’ ability to expand its pipeline of medicines beyond oncology, and other information that is not historical information. When used herein, words such as “will”, “may”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Zymeworks Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net

LEO Pharma Media Inquiries:
Henrik Kyndlev
 Tel. +45 3140 6180
henrik.kyndlev@leo-pharma.com